Exhibit 4.2

EXECUTION VERSION

TRUST SUPPLEMENT NO. 2020-1A

Dated as of July 2, 2020

between

ALASKA AIRLINES, INC.

HORIZON AIR INDUSTRIES, INC.

and

U.S. BANK TRUST NATIONAL ASSOCIATION,

as Trustee,

to

PASS THROUGH TRUST AGREEMENT

Dated as of July 2, 2020

Alaska Air Pass Through Trust 2020-1A

Alaska Air Pass Through Certificates, Series 2020-1A

Trust Supplement No. 2020-1A Alaska Air Aircraft EETC

i	Trust Supplement No. 2020-1A Alaska Air Aircraft EETC

Section 9.02	Basic Agreement Ratified	30
Section 9.03	Governing Law	30
Section 9.04	Counterparts	30
Section 9.05	Intention of Parties	30
Section 9.06	Submission to Jurisdiction	31
Section 9.07	Successor and Assigns	31
Section 9.08	No Recourse against Others	31
Section 9.09	Patriot Act	31

EXHIBITS

Exhibit A	- Form of Certificate
Exhibit B	- DTC Letter of Representations
Exhibit C	- Form of Parent Guarantee
Exhibit D-1	- Form of Alaska Airlines Guarantee
Exhibit D-2	- Form of Horizon Guarantee

SCHEDULES

Schedule I	- Series A Equipment Notes, Principal Amounts, Maturities and Aircraft
Schedule II	- Note Documents

ii	Trust Supplement No. 2020-1A Alaska Air Aircraft EETC

TRUST SUPPLEMENT NO. 2020-1A

This TRUST SUPPLEMENT NO. 2020-1A, dated as of July 2, 2020 (as amended from time to time, the “Trust Supplement”), between ALASKA AIRLINES, INC., an Alaska corporation (together with any successor in interest pursuant to Section 5.02 of the Basic Agreement, “Alaska Airlines”), HORIZON AIR INDUSTRIES, INC., a Washington corporation (together with any successor in interest pursuant to Section 5.02 of the Basic Agreement, “Horizon” and, together with Alaska Airlines, the “Airlines”, and each, an “Airline”) and U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as trustee (together with any successor in interest and any successor or other trustee appointed as provided in the Basic Agreement, the “Trustee”) under the Pass Through Trust Agreement, dated as of July 2, 2020, among Alaska Airlines, Horizon and U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association (the “Basic Agreement”).

W I T N E S S E T H:

WHEREAS, the Basic Agreement, which is unlimited as to the aggregate face amount of Certificates that may be issued and authenticated thereunder, has heretofore been executed and delivered;

WHEREAS, Alaska Airlines is the owner of the 42 aircraft, each as described in Schedule I hereto (each, an “Alaska Aircraft” and, collectively, the “Alaska Aircraft”) and wishes to finance each Alaska Aircraft through the issuance of Equipment Notes;

WHEREAS, Horizon is the owner of the 19 aircraft, each as described in Schedule I hereto (each, a “Horizon Aircraft” and, collectively, the “Horizon Aircraft” and, together with the Alaska Aircraft, the “Aircraft”) and wishes to finance each Horizon Aircraft through the issuance of Equipment Notes;

WHEREAS, with respect to each Aircraft owned by an Airline, pursuant to the Indenture relating to such Aircraft, the applicable Airline will issue on a recourse basis two series of Equipment Notes secured by, among other things, such Aircraft and may issue one or more series of Additional Equipment Notes and one or more series of Refinancing Equipment Notes;

WHEREAS, the Trustee shall hereby declare the creation of the Class A Trust (as defined below) for the benefit of Holders of the Class A Certificates (as defined below) to be issued in respect of such Class A Trust, and the initial Holders of the Class A Certificates, as grantors of such Class A Trust, by their respective acceptances of the Class A Certificates, shall join in the creation of the Class A Trust with the Trustee;

WHEREAS, all Certificates to be issued by the Class A Trust will evidence Fractional Undivided Interests in the Class A Trust and will have no rights, benefits or interests in respect of any other separate Trust or the property held therein;

Trust Supplement No. 2020-1A Alaska Air Aircraft EETC

WHEREAS, pursuant to the terms and conditions of the Basic Agreement, as supplemented by this Trust Supplement, and the Participation Agreements, the Trustee on behalf of the Class A Trust shall on the Issuance Date purchase the Series A Equipment Notes issued by the applicable Airline pursuant to the Indentures relating to the Aircraft owned by such Airline having the identical interest rate as, and final maturity dates not later than the final expected Regular Distribution Date of, the Class A Certificates issued hereunder and shall hold such Series A Equipment Notes in trust for the benefit of the Class A Certificateholders;

WHEREAS, pursuant to the terms and conditions of the Guarantees (as defined below), Alaska Airlines, Horizon and the Parent are providing guarantees for the benefit of the Trustee, the Subordination Agent and the Loan Trustee in respect to certain obligations under the Indentures, the Participation Agreements and the Equipment Notes;

WHEREAS, pursuant to the terms and conditions of the Intercreditor Agreement referred to in Section 3.02(j) hereof, the Trustee and the other parties thereto will agree to the terms of subordination set forth therein;

WHEREAS, all of the conditions and requirements necessary to make this Trust Supplement, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery of this Trust Supplement in the form and with the terms hereof have been in all respects duly authorized; and

WHEREAS, the Basic Agreement, as supplemented by this Trust Supplement, is subject to the provisions of the Trust Indenture Act and shall, to the extent applicable, be governed by such provisions.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. Unless otherwise specified herein or the context otherwise requires, capitalized terms used but not defined herein, including in the recitals hereto, shall have the respective meanings set forth, and shall be construed and interpreted in the manner described, in the Basic Agreement. As used herein, the term “Agreement” shall mean the Basic Agreement, as supplemented by this Trust Supplement. For all purposes of the Basic Agreement as supplemented by this Trust Supplement, the following capitalized terms have the following meanings (any term used herein which is defined in both this Trust Supplement and the Basic Agreement shall have the meaning assigned thereto in this Trust Supplement for purposes of the Basic Agreement as supplemented by this Trust Supplement).

Additional Certificateholder: Has the meaning specified in the Intercreditor Agreement.

Additional Certificates: Has the meaning specified in the Intercreditor Agreement.

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Additional Equipment Notes: Has the meaning specified in the Intercreditor Agreement.

Additional Trust: Has the meaning specified in the Intercreditor Agreement.

Additional Trust Agreement: Has the meaning specified in the Intercreditor Agreement.

Additional Trustee: Has the meaning specified in the Intercreditor Agreement.

Affiliate: Has the meaning specified in the Intercreditor Agreement.

Agreement: Has the meaning specified in the first paragraph of Section 1.01 of this Trust Supplement.

Aircraft: Has the meaning specified in the third recital to this Trust Supplement and shall include any Replacement Aircraft (as defined in the applicable Indenture) in replacement thereof in accordance with the applicable Indenture.

Airline or Airlines: Has the meaning specified in the preamble to this Trust Supplement.

Alaska Aircraft: Has the meaning specified in the second recital to this Trust Supplement.

Alaska Airlines: Has the meaning specified in the preamble to this Trust Supplement.

Alaska Airlines Guarantee: Means the guarantee provided by Alaska Airlines, dated as of the date hereof, substantially in the form of Exhibit D-1 hereto, as the same may be amended, supplemented or otherwise modified from time to time, in accordance with its terms.

Applicable Participation Agreement: Has the meaning specified in Section 7.01(b) of this Trust Supplement.

Basic Agreement: Has the meaning specified in the preamble to this Trust Supplement.

Benefit Plan Investor: (a) Any employee benefit plan (as defined in Section 3(3) of ERISA), that is subject to the fiduciary provisions of Title I of ERISA, (b) any plan to which Section 4975 of the Code applies and (c) any entity whose underlying assets include plan assets by reason of an employee benefit plan’s or a plan’s investment in the entity or otherwise.

Business Day: Has the meaning specified in the Intercreditor Agreement.

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Certificate: Means a Class A Certificate or a Class B Certificate, as applicable.

Certificate Buy-Out Event: Has the meaning specified in the Intercreditor Agreement.

Certificate Purchase Agreement: Means the Purchase Agreement, dated June 23, 2020, with respect to the Class A Certificates, among the Representative(s) (as defined in the Certificate Purchase Agreement) of the Initial Purchasers, Parent, Alaska Airlines and Horizon, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

Certificateholder: Means, with respect to any Class of Certificates, the Person in whose name a Certificate is registered in the Register for the Certificates of such Class.

Class: Has the meaning specified in the Intercreditor Agreement.

Class A Certificateholder: Means, at any time, any Certificateholder of one or more Class A Certificates.

Class A Certificates: Has the meaning specified in Section 3.01 of this Trust Supplement.

Class A Liquidity Facility: Has the meaning specified in the Intercreditor Agreement.

Class A Liquidity Provider: Has the meaning specified in the Intercreditor Agreement.

Class A Trust: Has the meaning specified in Section 2.01 of this Trust Supplement.

Class B Certificateholder: Has the meaning specified in the Intercreditor Agreement.

Class B Certificates: Has the meaning specified in the Intercreditor Agreement.

Class B Liquidity Provider: Has the meaning specified in the Intercreditor Agreement.

Class B Trust: Has the meaning specified in the Intercreditor Agreement.

Class B Trust Agreement: Has the meaning specified in the Intercreditor Agreement.

Class B Trustee: Has the meaning specified in the Intercreditor Agreement.

Code: Means the Internal Revenue Code of 1986, as amended.

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Corporate Trust Office: Has the meaning specified in the Intercreditor Agreement.

Definitive Certificates: Has the meaning specified in Section 4.01(e) of this Trust Supplement.

Distribution Date: Means a Regular Distribution Date or a Special Distribution Date.

DTC: Has the meaning specified in Section 3.02(f) of this Trust Supplement.

DTC Participants: Has the meaning specified in Section 4.01(b) of this Trust Supplement.

Equipment Notes: Has the meaning specified in the Intercreditor Agreement.

ERISA: Means the Employee Retirement Income Security Act of 1974, as amended.

Event of Default: With respect to any Indenture, has the meaning specified in Section 4.01 of such Indenture.

Fractional Undivided Interests: Has the meaning specified in the Intercreditor Agreement.

Global Certificate: Has the meaning specified in Section 4.01(b) of this Trust Supplement.

Global Certificate Legend: Has the meaning specified in Section 4.02(b) of this Trust Supplement.

Guarantees: Means the Intercompany Guarantees and the Parent Guarantee.

Holder: Means a Certificateholder.

Horizon: Has the meaning specified in the preamble to this Trust Supplement.

Horizon Aircraft: Has the meaning specified in the third recital to this Trust Supplement.

Horizon Guarantee: Means the guarantee provided by Horizon, dated as of the date hereof, substantially in the form of Exhibit D-2 hereto, as the same may be amended, supplemented or otherwise modified from time to time, in accordance with its terms.

Indenture: Has the meaning specified in the Intercreditor Agreement.

Indirect Participants: Has the meaning specified in Section 4.01(b) of this Trust Supplement.

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Initial Purchasers: Means BofA Securities, Inc., Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and Credit Agricole Securities (USA) Inc.

Intercompany Guarantees: Means the Alaska Airlines Guarantee and the Horizon Guarantee.

Intercreditor Agreement: Has the meaning specified in Section 3.02(j) of this Trust Supplement.

Issuance Date: Has the meaning specified in Section 7.01(a) of this Trust Supplement.

Junior Additional Certificateholder: Means, with respect to any Additional Certificateholder exercising its right to purchase Certificates under Section 6.01 of this Trust Supplement, any holder of any class of Additional Certificates that rank junior, in priority of payment of “Expected Distributions” for such class under the Intercreditor Agreement, to the class of Additional Certificates held by such Additional Certificateholder.

Liquidity Provider: Has the meaning specified in the Intercreditor Agreement.

Loan Trustee: Means, with respect to any Indenture, the bank, trust company or other financial institution designated as loan trustee thereunder, and any successor to such loan trustee.

Note Documents: Means, collectively, the Participation Agreements, the Indentures, each Indenture Supplement (as defined in any Indenture), the Equipment Notes and the Guarantees, if any.

Offering Memorandum: Means the final offering memorandum, dated June 23, 2020, relating to the offering of the Class A Certificates.

Operative Agreements: Has the meaning specified in the Intercreditor Agreement.

Other Agreements: Means (i) the Class B Trust Agreement, (ii) the Basic Agreement as supplemented by a Trust Supplement (as defined in the Basic Agreement) relating to any Additional Trust and (iii) the Basic Agreement as supplemented by a Trust Supplement (as defined in the Basic Agreement) relating to any Refinancing Trust.

Other Trustees: Means the trustees under the Other Agreements, and any successor or other trustee appointed as provided therein.

Other Trusts: Means the Class B Trust, any Additional Trust or Trusts, or any Refinancing Trust or Trusts, in each case created by the applicable Other Agreement.

Parent: Means Alaska Air Group, Inc., a Delaware corporation.

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Parent Guarantee: Means the guarantee provided by the Parent, dated as of the date hereof, substantially in the form of Exhibit C hereto, as the same may be amended, supplemented or otherwise modified from time to time, in accordance with its terms.

Participation Agreement: Has the meaning specified in the Intercreditor Agreement.

Paying Agent: Means, with respect to the Class A Certificates, the paying agent maintained and appointed for such Class A Certificates pursuant to Section 7.12 of the Basic Agreement.

Person: Means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, trustee, unincorporated organization or government or any agency or political subdivision thereof.

Plan: Means (i) a retirement plan or other employee benefit plan or arrangement, including for this purpose an individual retirement account, annuity or Keogh plan, that is subject to Title I of ERISA or Section 4975 of the Code, (ii) any other entity whose underlying assets are deemed to include the assets of any plan or arrangement described in (i) above by virtue of the U.S. Department of Labor regulation in 29 CFR §2510.3-101, as modified by Section 3(42) of ERISA (or any successor to such regulation), or (iii) such a plan or arrangement which is a foreign, church or governmental plan or arrangement exempt from Title I of ERISA and Section 4975 of the Code but subject to a Similar Law.

Plan Fiduciary: Has the meaning specified in Section 3.02(i) of this Trust Supplement.

Pool Balance: Means, as of any date, (i) the original aggregate face amount of the Class A Certificates less (ii) the aggregate amount of all distributions made as of such date in respect of the Class A Certificates other than distributions made in respect of interest or Premium or reimbursement of any costs or expenses incurred in connection therewith. The Pool Balance as of any date shall be computed after giving effect to any distribution with respect to the payment of principal, if any, of the Series A Equipment Notes or payment with respect to other Trust Property and the distribution thereof to be made on such date.

Pool Factor: Means, as of any Distribution Date, the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the original aggregate face amount of the Class A Certificates. The Pool Factor as of any Distribution Date shall be computed after giving effect to any distribution with respect to the payment of principal, if any, of the Series A Equipment Notes or payment with respect to other Trust Property and the distribution thereof to be made on such date.

Premium: Has the meaning specified in the Intercreditor Agreement.

Rating Agencies: Has the meaning specified in the Intercreditor Agreement.

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Refinancing Certificateholders: Has the meaning specified in the Intercreditor Agreement.

Refinancing Certificate: Has the meaning specified in the Intercreditor Agreement.

Refinancing Equipment Notes: Has the meaning specified in the Intercreditor Agreement.

Refinancing Trust: Has the meaning specified in the Intercreditor Agreement.

Refinancing Trust Agreement: Has the meaning specified in the Intercreditor Agreement.

Register: Has the meaning specified in Section 4.05 of this Trust Supplement.

Registrar: Has the meaning specified in Section 4.05 of this Trust Supplement.

Regular Distribution Date: Has the meaning specified in Section 3.02(c) of this Trust Supplement.

Regulation S: Has the meaning specified in Section 4.01(b) of this Trust Supplement.

Replacement Liquidity Facility: Has the meaning specified in the Intercreditor Agreement.

Replacement Liquidity Provider: Has the meaning specified in the Intercreditor Agreement.

Responsible Officer: Has the meaning specified in the Intercreditor Agreement.

Restricted Legend: Has the meaning specified in Section 4.02 of this Trust Supplement.

Rule 144A: Has the meaning specified in Section 4.01(b) of this Trust Supplement.

Scheduled Payment: Has the meaning specified in the Intercreditor Agreement.

Securities Act: Means the Securities Act of 1933, as amended.

Series A Equipment Notes: Has the meaning specified in the Intercreditor Agreement.

Series B Equipment Notes: Has the meaning specified in the Intercreditor Agreement.

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Similar Law: Means a foreign, federal, state, or local law which is substantially similar to the prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code.

Special Distribution Date: Means, with respect to the Class A Certificates, each date on which a Special Payment is to be distributed as specified in this Agreement.

Special Payment: Means any payment (other than a Scheduled Payment) in respect of, or any proceeds of, any Equipment Note or the Collateral (as defined in any Indenture).

Special Payments Account: Means, with respect to the Class A Certificates, the account or accounts created and maintained for such series pursuant to Section 4.01(b) of the Basic Agreement (as modified by Section 7.01(c) of this Trust Supplement) and this Trust Supplement.

Subordination Agent: Has the meaning specified in the Intercreditor Agreement.

transfer: Has the meaning specified in Section 4.04 of this Trust Supplement.

Triggering Event: Has the meaning specified in the Intercreditor Agreement.

Trust: Means the Class A Trust or the Class B Trust, as applicable.

Trust Indenture Act: Means the Trust Indenture Act of 1939, as amended.

Trust Property: Means (i) subject to the Intercreditor Agreement, the Series A Equipment Notes held as the property of the Class A Trust, the Parent Guarantee with respect to the Series A Equipment Notes, the Alaska Airlines Guarantee with respect to the Horizon Equipment Notes acquired and held by the Class A Trust, the Horizon Guarantee with respect to the Alaska Airlines Equipment Notes acquired and held by the Class A Trust, all monies at any time paid thereon and all monies due and to become due thereunder, (ii) funds from time to time deposited in the Certificate Account and the Special Payments Account and, subject to the Intercreditor Agreement, any proceeds from the sale by the Trustee pursuant to Article VI of the Basic Agreement of any Equipment Notes and (iii) all rights of the Class A Trust and the Trustee, on behalf of the Class A Trust, under the Intercreditor Agreement, the Guarantees and the Class A Liquidity Facility, including, without limitation, all rights to receive certain payments thereunder, and all monies paid to the Trustee on behalf of the Class A Trust pursuant to the Intercreditor Agreement, the Guarantees or the Class A Liquidity Facility.

Trust Supplement: Has the meaning specified in the preamble hereto.

Trustee: Has the meaning specified in the preamble to this Trust Supplement.

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ARTICLE II

DECLARATION OF TRUST

Section 2.01 Declaration of Trust. The Trustee hereby declares the creation of a Trust, designated the “Alaska Air Pass Through Trust 2020-1A” (the “Class A Trust”), for the benefit of the Holders of the Class A Certificates to be issued in respect of such Class A Trust, and the initial Holders of the Class A Certificates, as grantors of such Class A Trust, by their respective acceptances of the Class A Certificates, join in the creation of such Class A Trust with the Trustee. The Trustee, by the execution and delivery of this Trust Supplement, acknowledges its acceptance of all right, title and interest in and to the Trust Property to be acquired pursuant to Section 7.01(b) of this Trust Supplement and the Participation Agreements and the Trustee will hold such right, title and interest for the benefit of all present and future Holders of the Class A Certificates, upon the trusts set forth in the Basic Agreement and this Trust Supplement. The provisions of this Section 2.01 supersede and replace the provisions of Section 2.03 of the Basic Agreement with respect to the Class A Trust.

Section 2.02 Permitted Activities. The Class A Trust may engage only in the transactions contemplated by the Operative Agreements, subject to Section 9.05 of this Trust Supplement.

ARTICLE III

THE CERTIFICATES

Section 3.01 The Certificates. There is hereby created a series of Certificates to be issued under this Agreement designated as “Alaska Air Pass Through Certificates, Series 2020-1A” (the “Class A Certificates”). Each Class A Certificate represents a Fractional Undivided Interest in the Class A Trust created hereby. The Class A Certificates shall be the only instruments evidencing a Fractional Undivided Interest in the Class A Trust. The Class A Certificates do not represent indebtedness of the Class A Trust, and references herein to interest accruing on the Class A Certificates are included for purposes of computation only.

Section 3.02 Terms and Conditions. The terms and conditions applicable to the Class A Certificates and the Class A Trust are as follows:

(a) The aggregate face amount of the Class A Certificates that may be authenticated and delivered under this Agreement (except for Class A Certificates authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Class A Certificates pursuant to Sections 3.03, 3.04, 3.05 and 3.06 of the Basic Agreement and Sections 4.03, 4.04 and 4.05 of this Trust Supplement) is $965,772,000.

(b) [Reserved]

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(c) The distribution dates with respect to any payment of Scheduled Payments (each such distribution date, a “Regular Distribution Date”) shall be each February 15 and each August 15, commencing on February 15, 2021, until payment of all of the Scheduled Payments to be made under the Equipment Notes has been made; provided, however, that, if any such day shall not be a Business Day, the related distribution shall be made on the next succeeding Business Day without additional interest.

(d) The Special Distribution Date with respect to the Class A Certificates means any Business Day on which a Special Payment is to be distributed pursuant to this Agreement.

(e) [Reserved]

(f) The Class A Certificates shall be in the form attached hereto as Exhibit A, shall be Book-Entry Certificates (subject to Section 3.05(d) of the Basic Agreement and Section 4.03 of this Trust Supplement), and shall be subject to the conditions set forth in the Letter of Representations between the Class A Trust and The Depository Trust Company and any successor agency thereto (“DTC”), as initial Clearing Agency, attached hereto as Exhibit B.

(g) The proceeds of the offering of Class A Certificates issued by the Class A Trust shall be used on the date hereof to acquire the Series A Equipment Notes described in Schedule I hereto that relate to the Aircraft and to the Note Documents described in Schedule II hereto.

(h) Any Person acquiring or accepting a Class A Certificate or an interest therein will, by such acquisition or acceptance, be deemed to (i) represent and warrant to the Airlines, the Parent, the Loan Trustees and the Trustee that either (A) no assets of a Plan or any trust established with respect to a Plan have been used to purchase or hold Class A Certificates or an interest therein or (B) the purchase and holding of Class A Certificates or interests therein by such Person are exempt from the prohibited transaction restrictions of ERISA and the Code or provisions of Similar Law pursuant to one or more prohibited transaction statutory or administrative exemptions or similar exemptions under Similar Law, and (ii) direct the Trustee to invest the assets held in the Trust pursuant to, and take all other actions contemplated by, the terms and conditions of the Basic Agreement, this Trust Supplement, the Intercreditor Agreement, each Participation Agreement and the Guarantees.

(i) Each Person or transferee of any Class A Certificate or beneficial interest therein that is a Benefit Plan Investor will be deemed to represent, warrant and agree that (i) none of the Airlines, the Parent, the Initial Purchasers or any of their respective affiliates or other persons that provide marketing services, nor any of their affiliates, has provided, and none of them will provide, any investment recommendation or investment advice on which it, or any fiduciary or other person investing the assets of the Benefit Plan Investor (“Plan Fiduciary”), has relied or will rely as a primary basis in connection with its decision to invest in the Class A Certificates, and they are not otherwise acting as a fiduciary, as defined in Section 3(21) of ERISA or Section 4975(e)(3) of the Code, to the Benefit Plan Investor or the Plan Fiduciary in connection with the Benefit Plan Investor’s acquisition of the Class A Certificates; and (ii) the Plan Fiduciary is exercising its own independent judgment in evaluating the investment in the Class A Certificates.

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(j) The Class A Certificates will be subject to the following Intercreditor Agreement (and to the extent the terms thereof (including the definitions of defined terms) are inconsistent with the terms of this Agreement, such Intercreditor Agreement shall control): that certain Intercreditor Agreement (2020-1), dated as of the date hereof, among U.S. Bank Trust National Association, as Trustee, Crédit Agricole Corporate and Investment Bank, acting through its New York Branch, as Class A Liquidity Provider and the Class B Liquidity Provider, and U.S. Bank Trust National Association, as Subordination Agent thereunder (as may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Intercreditor Agreement”). Upon the occurrence of a Certificate Buy-Out Event, the holders of Class B Certificates, Additional Certificates (if any) or Refinancing Certificates (if any) shall have the rights set forth in Article VI hereof. The Trustee and, by acceptance of any Class A Certificate, each Certificateholder thereof, agrees to be bound by all of the provisions of the Intercreditor Agreement, including the subordination provisions of Section 9.09 thereof.

(k) [Reserved]

(l) The Class A Certificates will have the benefit of the following liquidity facility: that certain Revolving Credit Agreement (2020-1A), dated as of the date hereof, between the Subordination Agent under the Intercreditor Agreement, as agent and trustee for the Class A Trust, and the Class A Liquidity Provider.

(m) The Responsible Party is each Airline, as applicable.

(n) Each Airline, the Parent, any other obligor upon the Class A Certificates, and any Affiliate of any thereof may acquire, tender for, purchase, own, hold, become the pledgee of and otherwise deal with any Class A Certificate.

(o) The Parent will provide a guarantee, substantially in the form of Exhibit C hereto, and each Airline will provide a guarantee, substantially in the form of Exhibit D hereto.

ARTICLE IV

ISSUANCE AND TRANSFER OF THE CLASS A CERTIFICATES

Section 4.01 Issuance of Class A Certificates. (a) The Class A Certificates will be issued in minimum denominations of $2,000 (or such other denomination that is the lowest integral multiple of $1,000 that is, at the time of issuance, equal to at least 1,000 euros) and integral multiples of $1,000 in excess thereof, except that one Certificate may be issued in a different denomination. Each Class A Certificate shall be dated the date of its authentication.

(a) The Class A Certificates offered and sold in reliance on Rule 144A under the Securities Act, or any successor regulation thereto (“Rule 144A”) or Regulation S under the Securities Act, or any successor regulation thereto (“Regulation S”), shall be issued initially in the form of one or more global Certificates in definitive, fully registered form without interest coupons, substantially in the form of Exhibit A hereto (each, a “Global Certificate”), duly executed and authenticated by the Trustee as hereinafter provided. Each Global Certificate will

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be registered in the name of a nominee for DTC for credit to the account of members of, or participants in, DTC (“DTC Participants”) or to the account of indirect participants that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (“Indirect Participants”), and will be deposited with the Trustee, at its Corporate Trust Office, as custodian for DTC. The aggregate face amount of a Global Certificate may from time to time be increased or decreased by adjustments made on the records of DTC or its nominee, or of the Trustee, as custodian for DTC or its nominee for such Global Certificate, which adjustments shall be conclusive as to the aggregate face amount of any such Global Certificate.

(b) [Reserved]

(c) [Reserved]

(d) Certificated Certificates in registered form shall be issued in substantially the form set forth as Exhibit A hereto (the “Definitive Certificates”) and shall be issued in fully physical, registered form and shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner, all as determined by the officers of the Trustee executing such Definitive Certificates, as evidenced by their execution of such Definitive Certificates.

Section 4.02 Legends. (a) Subject to Sections 4.03, 4.04 and 4.05, each Global Certificate and each Definitive Certificate shall bear, for as long as so required, a legend to the following effect (the “Restricted Legend”) on the face thereof:

THIS CERTIFICATE IS SUBJECT TO TRANSFER RESTRICTIONS. THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OF AMERICA OR ANY OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED, PLEDGED, SOLD OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION OR ACCEPTANCE HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS [IN THE CASE OF RULE 144A CERTIFICATES: A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT(“RULE 144A”))] [IN THE CASE OF REGULATION S CERTIFICATES: NOT A “U.S. PERSON” (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”) NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS CERTIFICATE IN AN “OFFSHORE TRANSACTION” (AS DEFINED IN REGULATION S) IN ACCORDANCE WITH REGULATION S]; (2) AGREES THAT IT WILL NOT, PRIOR TO THE DATE THAT IS [IN THE CASE OF RULE 144A CERTIFICATES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH EITHER OF THE ISSUERS OR ANY AFFILIATE OF EITHER ISSUER WAS THE OWNER OF THIS CERTIFICATE (OR ANY PREDECESSOR OF SUCH CERTIFICATE)] [IN THE CASE OF

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REGULATION S CERTIFICATES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS CERTIFICATE (OR ANY PREDECESSOR OF SUCH CERTIFICATE) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S) IN RELIANCE ON REGULATION S] OFFER, PLEDGE, RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE EXCEPT (I)(A) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (B) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE); (C) PURSUANT TO OFFERS AND SALES TO PERSONS OTHER THAN U.S. PERSONS (AS DEFINED IN REGULATION S) THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S; (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER) OR (E) TO ALASKA AIRLINES, INC., HORIZON AIR INDUSTRIES, INC., ALASKA AIR GROUP, INC. OR ANY AFFILIATE THEREOF; AND (II) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OF AMERICA AND OTHER APPLICABLE JURISDICTIONS; (3) AGREES THAT PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSES 2(I)(A), (C) OR (D) ABOVE), IT WILL FURNISH TO THE TRUSTEE, ALASKA AIRLINES, INC., HORIZON AIR INDUSTRIES, INC. AND ALASKA AIR GROUP, INC. SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS ANY OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE IN COMPLIANCE WITH THE FOREGOING CLAUSE (2) AND PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS CERTIFICATE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS CERTIFICATE PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE CERTIFICATES UNDER [RULE 144] [REGULATION S] (OR ANY SUCCESSOR PROVISION), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER UPON THE EARLIER OF THE TRANSFER OF THE CERTIFICATE PURSUANT TO CLAUSE 2(I)(C) ABOVE OR UPON ANY TRANSFER OF THE CERTIFICATES UNDER [RULE 144][REGULATION S] (OR ANY SUCCESSOR PROVISION). TRUST SUPPLEMENT NO. 2020-1A TO THE PASS THROUGH TRUST AGREEMENT CONTAINS A PROVISION REQUIRING THE REGISTRAR TO REFUSE TO REGISTER ANY TRANSFER OF THIS CERTIFICATE IN VIOLATION OF THE FOREGOING RESTRICTIONS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

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(a) Each Global Certificate shall bear the following legend (the “Global Certificate Legend”) on the face thereof:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(b) Each Class A Certificate shall bear the following legend on the face thereof:

BY ITS ACQUISITION OR ACCEPTANCE HEREOF, THE HOLDER (A) REPRESENTS AND WARRANTS TO ALASKA AIRLINES, INC., HORIZON AIR INDUSTRIES, INC., ALASKA AIR GROUP, INC., THE LOAN TRUSTEE AND THE TRUSTEE THAT EITHER (1) NO ASSETS OF A PLAN OR ANY TRUST ESTABLISHED WITH RESPECT TO A PLAN HAVE BEEN USED TO PURCHASE OR HOLD THIS CERTIFICATE OR AN INTEREST HEREIN OR (2) THE PURCHASE AND HOLDING OF THIS CERTIFICATE OR INTEREST HEREIN BY SUCH A PERSON ARE EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA AND THE CODE OR PROVISIONS OF SIMILAR LAW PURSUANT TO ONE OR MORE PROHIBITED TRANSACTION STATUTORY OR ADMINISTRATIVE EXEMPTIONS OR SIMILAR EXEMPTIONS UNDER SIMILAR LAW, AND (B) DIRECTS THE TRUSTEE TO INVEST IN THE ASSETS HELD IN THE CLASS A TRUST PURSUANT TO THE TERMS AND CONDITIONS DESCRIBED IN THE OFFERING MEMORANDUM RELATED THERETO.

FURTHER, BY ITS ACQUISITION OR ACCEPTANCE HEREOF, A HOLDER WHO IS AN ERISA PLAN REPRESENTS AND WARRANTS (I) NONE OF ALASKA AIRLINES, INC., HORIZON AIR INDUSTRIES, INC., ALASKA AIR GROUP, INC., THE INITIAL PURCHASERS OR ANY OF THEIR RESPECTIVE AFFILIATES OR OTHER PERSONS THAT PROVIDE MARKETING SERVICES, NOR ANY OF THEIR AFFILIATES, HAS PROVIDED, AND NONE OF THEM WILL PROVIDE, ANY INVESTMENT RECOMMENDATION OR INVESTMENT ADVICE ON WHICH IT, OR ANY FIDUCIARY OR OTHER PERSON INVESTING THE ASSETS OF THE BENEFIT PLAN INVESTOR (“PLAN FIDUCIARY”), HAS RELIED OR

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WILL RELY AS A PRIMARY BASIS IN CONNECTION WITH ITS DECISION TO INVEST IN THIS CERTIFICATE, AND THEY ARE NOT OTHERWISE ACTING AS A FIDUCIARY, AS DEFINED IN SECTION 3(21) OF ERISA OR SECTION 4975(E)(3) OF THE CODE, TO THE BENEFIT PLAN INVESTOR OR THE PLAN FIDUCIARY IN CONNECTION WITH THE BENEFIT PLAN INVESTOR’S ACQUISITION OF THIS CERTIFICATE; AND (II) THE PLAN FIDUCIARY IS EXERCISING ITS OWN INDEPENDENT JUDGMENT IN EVALUATING THE INVESTMENT IN THIS CERTIFICATE.

CERTAIN TERMS USED IN THE FOREGOING PARAGRAPHS SHALL HAVE THE MEANINGS SPECIFIED IN THE AGREEMENT.

Section 4.03 Book-Entry Provisions for Global Certificates. (a) DTC Participants shall have no rights under this Agreement with respect to any Global Certificate held on their behalf by DTC, or the Trustee as its custodian, and DTC may be treated by the Trustee and any agent of the Trustee as the absolute owner of such Global Certificate for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Trustee or any agent of the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or shall impair, as between DTC and its DTC Participants, the operation of customary practices governing the exercise of the rights of a holder of any Class A Certificate. Upon the issuance of any Global Certificate, the Registrar or its duly appointed agent shall record Cede & Co. or another nominee of DTC as the registered holder of such Global Certificate.

(a) Transfers of any Global Certificate shall be limited to transfers of such Global Certificate in whole, but not in part, to nominees of DTC, DTC’s successor or such successor’s nominees. Beneficial interests in Global Certificates may be transferred in accordance with the rules and procedures of DTC and the provisions of Article IV of this Trust Supplement. Definitive Certificates shall be delivered to all beneficial owners of beneficial interests in Global Certificates, if (i) DTC notifies the Trustee in writing that it is no longer willing or able to discharge properly its responsibilities as depositary for the Global Certificates, and a successor depositary is not appointed by the Trustee within 90 days of such notice, (ii) either Airline or the Parent, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through DTC or (iii) after the occurrence and during the continuance of an Event of Default, Class A Certificateholders with Fractional Undivided Interests aggregating not less than a majority in interest in the Class A Trust advise the Trustee, the Parent, each Airline and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Class A Certificateholders’ best interests. None of the Parent, either Airline nor the Trustee shall be liable if any such Person is unable to locate a qualified successor clearing system.

(b) [Reserved]

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(c) In connection with the transfer of the entire amount of a Global Certificate to the beneficial owners thereof pursuant to Section 4.03(b) hereof, such Global Certificate shall be deemed to be surrendered to the Trustee for cancellation, and the Trustee shall execute, authenticate and deliver to each beneficial owner, in exchange for the beneficial interest thereof in such Global Certificate, an equal aggregate face amount of Definitive Certificates of authorized denominations, in each case as such beneficial owner and related aggregate face amount shall have been identified and otherwise set forth (together with such other information as may be required for the registration of such Definitive Certificates) in registration instructions that shall have been delivered by or on behalf of DTC to the Trustee. None of the Parent, either Airline, the Registrar, the Paying Agent nor the Trustee shall be liable for any delay in delivery of such registration instructions and each such Person may conclusively rely on, and shall be protected in relying on, such registration instructions. Upon the issuance of any Definitive Certificate, the Trustee shall recognize the Person in whose name such Definitive Certificate is registered in the Register as a Certificateholder hereunder.

(d) Any Definitive Certificate delivered in exchange for an interest in a Global Certificate pursuant to Section 4.03(b) hereof shall, except as otherwise provided by paragraph (c) of Section 4.04 hereto, bear the Restricted Legend.

(e) The registered Holder of a Global Certificate may grant proxies and otherwise authorize any Person, including DTC Participants and Persons that may hold interests through DTC Participants, to take any action which a Holder is entitled to take under this Agreement or the Class A Certificates.

(f) Neither the Parent, nor either Airline, nor the Trustee, nor the Registrar, nor the Paying Agent shall have any responsibility or liability for: (i) any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Certificates, (ii) maintaining, supervising or reviewing any records relating to such beneficial ownership interests or (iii) the performance by DTC, any DTC Participant or any Indirect Participant of their respective obligations under the rules, regulations and procedures creating and affecting DTC and its operation or any other statutory, regulatory, contractual or customary procedures governing their obligations.

Section 4.04 Special Transfer Provisions. (a) With respect to any proposed offer, pledge, resale or other transfer (each a “transfer”) of (A) a beneficial interest in any Global Certificate bearing a Restricted Legend to a Definitive Certificate bearing a Restricted Legend or (B) a beneficial interest in any Definitive Certificate bearing a Restricted Legend to a Global Certificate bearing a Restricted Legend, the Registrar shall receive the following:

(i) if the transferee will take delivery in the form of a beneficial interest in a Global Certificate or Definitive Certificate offered and sold in reliance on Rule 144A, then the transferor must deliver the form of transfer notice attached to the Class A Certificate, including the certifications in item (1) thereof;

(ii) if the transferee will take delivery in the form of a beneficial interest in a Global Certificate or a Definitive Certificate offered and sold in reliance on Regulation S, then the transferor must deliver the form of transfer notice attached to the Class A Certificate, including the certifications in item (2) thereof; or

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(iii) if the transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act or is being transferred to the Parent, either Airline or an affiliate thereof, the transferor must deliver the form of transfer notice attached to the Class A Certificate, including the certifications in item (3) thereof.

(b) If the proposed transferee is a DTC Participant and the Class A Certificate to be transferred consists of Definitive Certificates, upon receipt by the Registrar of the documents referred to in clause (a) above and instructions given in accordance with DTC’s and the Registrar’s procedures therefor, the Registrar shall reflect on its books and records the date of such transfer and an increase in the principal amount of Global Certificates in an amount equal to the principal amount of the Definitive Certificates being transferred, and the Trustee shall cancel such Definitive Certificates so transferred. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Class A Certificates offered and sold in reliance on Regulation S that are held by participants through Euroclear or Clearstream.

(c) Restricted Legend. Upon the transfer, exchange or replacement of Class A Certificates not bearing the Restricted Legend, the Registrar shall deliver Class A Certificates that do not bear the Restricted Legend. Upon the transfer, exchange or replacement of Class A Certificates bearing the Restricted Legend, the Registrar shall deliver only Class A Certificates that bear the Restricted Legend, unless there is delivered to the Registrar, the Parent and the Airlines an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

(d) General. The Registrar shall not register a transfer of any Class A Certificate unless such transfer complies with the restrictions on transfer of such Class A Certificate set forth in this Trust Supplement. In connection with any transfer of Class A Certificates, each Class A Certificateholder agrees by its acceptance of the Class A Certificates to furnish the Registrar or the Trustee and the Parent and the Airlines such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act and in accordance with the terms and provisions of this Article IV; provided that the Registrar and the Trustee shall not be required to determine the sufficiency of any such certifications, legal opinions or other information and shall be fully protected in relying thereon.

Until such time as no Class A Certificates remain outstanding, the Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 4.04. The Trustee, if not the Registrar at such time, shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

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Section 4.05 Transfer and Exchange. The Registrar shall cause to be kept at the office or agency to be maintained by it in accordance with the provisions of Section 7.12 of the Basic Agreement a register (the “Register”) of the Class A Certificates in which, subject to such reasonable regulations as it may prescribe, the Registrar shall provide for the registration of such Class A Certificates and of transfers and exchanges of such Class A Certificates as herein provided. The Trustee shall initially be the registrar (the “Registrar”) for the purpose of registering such Class A Certificates and transfers and exchanges of such Class A Certificates as herein provided. Promptly upon the Trustee’s request therefor, (a) the Registrar shall provide to the Trustee a true and complete copy of the Register, and (b) the Registrar shall provide to the Trustee such information regarding the Class A Certificates and the Class A Certificateholders as is reasonably available to the Registrar.

All Class A Certificates issued upon any registration of transfer or exchange of Class A Certificates shall be valid obligations of the Class A Trust, evidencing the same interest therein, and entitled to the same benefits under this Agreement, as the Class A Certificates surrendered upon such registration of transfer or exchange.

Upon surrender for registration of transfer of any Class A Certificate at the Corporate Trust Office or such other office or agency designated by the Registrar with the form of transfer notice thereon duly completed and executed, and otherwise complying with the terms of this Agreement, including providing evidence of compliance with any restrictions on transfer, in form satisfactory to the Trustee, the Registrar, the Parent and each Airline, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Class A Certificates, in authorized denominations of a like aggregate Fractional Undivided Interest. Whenever any Class A Certificates are surrendered for exchange, the Trustee shall execute, authenticate and deliver the Class A Certificates that the Class A Certificateholder making the exchange is entitled to receive. Every Class A Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar duly executed by the Class A Certificateholder thereof or its attorney duly authorized in writing. The Registrar and/or the Trustee may request and shall be entitled to receive as a prerequisite to the registration of transfer of any Class A Certificate signature guarantees or corporate signing authorities and incumbency certificates, each authenticated by an appropriate officer of the transferor satisfactory to it in its reasonable discretion.

The Registrar shall not register the transfer or exchange of any Class A Certificate in the name of any Person unless and until evidence satisfactory to the Parent, each Airline and the Trustee that the conditions to any such transfer or exchange set forth in Sections 4.02 through 4.04 shall have been satisfied is submitted to them and the Parent and each Airline has so notified the Trustee and the Registrar in writing of such satisfaction. The Registrar and the Trustee shall not be liable to any Person for registering any transfer or exchange, or for executing, authenticating or delivering any Class A Certificate based on such certification. The Registrar and the Trustee may treat the Person in whose name any Class A Certificate is registered as the sole owner of the beneficial interest in the Class A Trust evidenced by such Class A Certificate.

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To permit registrations of transfers and exchanges in accordance with the terms, conditions and restrictions hereof, the Trustee shall execute and authenticate Class A Certificates at the Registrar’s request. No service charge shall be made to a Class A Certificateholder for any registration of transfer or exchange of Class A Certificates, but the Trustee and the Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Class A Certificates. All Class A Certificates surrendered for registration of transfer or exchange shall be canceled and subsequently destroyed by the Trustee. Notwithstanding anything contained herein or elsewhere to the contrary, neither the Registrar nor the Trustee shall have any duty or obligation with respect to any transfer, exchange or other disposition of an economic interest in a Class A Certificate (other than a transfer of a Class A Certificate itself) or any personal liability to any Person in connection with the same.

ARTICLE V

DISTRIBUTION; STATEMENTS TO CERTIFICATEHOLDERS

Section 5.01 Statements to Certificateholders. (a) On each Regular Distribution Date and Special Distribution Date, the Trustee will include with each distribution to the Class A Certificateholders a statement, giving effect to the distribution to be made on such Regular Distribution Date or Special Distribution Date, setting forth the following information (per $1,000 aggregate face amount of Class A Certificates as to clauses (ii) and (iii) below):

(i) the aggregate amount of funds distributed on such Distribution Date under this Agreement, indicating the amount, if any, allocable to each source (including any portion thereof paid by the Class A Liquidity Provider);

(ii) the amount of such distribution under this Agreement allocable to principal and the amount allocable to Premium (if any);

(iii) the amount of such distribution under this Agreement allocable to interest (including any portion thereof paid by the Class A Liquidity Provider); and

(iv) the Pool Balance and the Pool Factor.

With respect to the Class A Certificates registered in the name of DTC or its nominee, on the Record Date prior to each Regular Distribution Date and Special Distribution Date, the Trustee will request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all the DTC Participants reflected on DTC’s books as holding interests in the Class A Certificates on such Record Date. On each Regular Distribution Date and Special Distribution Date, the Trustee will mail to each such DTC Participant whose name has been provided by DTC the statement described above and will make available additional copies as requested by such DTC Participants for forwarding to holders of interests in the Class A Certificates.

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(b) Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Trustee shall furnish to each Person who at any time during such calendar year was a Class A Certificateholder of record a statement containing the sum of the amounts determined pursuant to clauses (a)(i), (a)(ii) and (a)(iii) above for such calendar year or, in the event such Person was a Class A Certificateholder of record during a portion of such calendar year, for the applicable portion of such year, and such other items as are readily available to the Trustee and which a Class A Certificateholder may reasonably request as necessary for the purpose of such Certificateholder’s preparation of its United States federal income tax returns or foreign income tax returns. With respect to Class A Certificates registered in the name of DTC or its nominee, such statement and such other items shall be prepared on the basis of information supplied to the Trustee by the DTC Participants and shall be delivered by the Trustee to such DTC Participants to be available for forwarding by such DTC Participants to the holders of beneficial interests in the Class A Certificates.

(c) Promptly following the date of any early redemption or purchase of, or any default in the payment of principal or interest in respect of, any of the Series A Equipment Notes held in the Class A Trust, the Trustee shall furnish to Class A Certificateholders of record on such date a statement setting forth (x) the expected Pool Balances for each subsequent Regular Distribution Date following the date of such early redemption, purchase or default, (y) the related Pool Factors for such Regular Distribution Dates and (z) the expected principal distribution schedule of the Series A Equipment Notes, in the aggregate, held as Trust Property at the date of such notice. With respect to the Class A Certificates registered in the name of DTC, on the date of such early redemption, purchase or default, the Trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on DTC’s books as holding interests in the Class A Certificates on such date. The Trustee will mail (or, in the case of Global Certificates, send electronically in accordance with DTC’s applicable procedures) to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to holders of interests in the Class A Certificates.

(d) [Reserved]

(e) The provisions of this Section 5.01 supersede and replace the provisions of Section 4.03 of the Basic Agreement in their entirety with respect to the Class A Trust.

ARTICLE VI

DEFAULT

Section 6.01 Purchase Rights of Certificateholders. (a) By acceptance of its Class A Certificate, each Class A Certificateholder agrees that at any time after the occurrence and during the continuation of a Certificate Buy-Out Event:

(i) so long as no Additional Certificateholder has elected to exercise its rights to purchase the Class A Certificates pursuant to, and given notice of such election in accordance with, this Section 6.01(a) (upon such election and notification thereof, the right specified in this Section 6.01(a)(i) shall be suspended and (x) upon consummation of the purchase pursuant to such election, be terminated with respect to such Certificate Buy-Out Event, or (y) upon failure to consummate such purchase on the proposed purchase date, such right shall be revived), each Class B Certificateholder (other than each Airline, the Parent or any of their respective

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Affiliates) shall have the right to purchase, for the purchase price set forth herein, all, but not less than all, of the Class A Certificates upon ten days’ prior written irrevocable notice to the Trustee, the Class B Trustee and each other Class B Certificateholder, on the third Business Day following the expiration of such ten-day notice period, provided that (A) if prior to the end of such ten-day period any other Class B Certificateholder(s) (other than each Airline, the Parent or any of their respective Affiliates) notifies such purchasing Class B Certificateholder that such other Class B Certificateholder(s) want(s) to participate in such purchase, then such other Class B Certificateholder(s) (other than each Airline, the Parent or any of their respective Affiliates) may join with the purchasing Class B Certificateholder to purchase all, but not less than all, of the Class A Certificates pro rata based on the Fractional Undivided Interest in the Class B Trust held by each such Class B Certificateholder and (B) upon consummation of such purchase no Class B Certificateholder shall have a right to purchase the Class A Certificates pursuant to this Section 6.01(a)(i) during the continuance of such Certificate Buy-Out Event

(ii) if any Additional Certificates are issued by an Additional Trust, so long as no Junior Additional Certificateholder (if any) has elected to exercise its rights to purchase Certificates pursuant to, and given notice of such election in accordance with, this Section 6.01(a) (upon such election and notification thereof, the right specified in this Section 6.01(a)(ii) shall be suspended and (x) upon consummation of the purchase pursuant to such election, be terminated with respect to such Certificate Buy-Out Event, or (y) upon failure to consummate such purchase on the proposed purchase date, such right shall be revived), each Additional Certificateholder (other than each Airline, the Parent or any of their respective Affiliates) shall have the right (which shall not expire upon any purchase of the Class A Certificates pursuant to Section 6.01(a)(i)) to purchase, for the purchase price set forth herein with respect to the Class A Certificates, in the Class B Trust Agreement with respect to the Class B Certificates and in the applicable Additional Trust Agreement with respect to any Additional Certificates that rank senior, in priority of payment of “Expected Distributions” under the Intercreditor Agreement, to the Additional Certificates held by the purchasing Additional Certificateholder, all, but not less than all, of the Class A Certificates, the Class B Certificates and any Additional Certificates ranked senior, in priority of payment of “Expected Distributions” under the Intercreditor Agreement, to the Additional Certificates held by the purchasing Additional Certificateholder upon ten days’ prior written irrevocable notice to the Trustee, the Class B Trustee, the trustee of any Additional Trust with respect to any Additional Certificates that rank senior, in priority of payment of “Expected Distributions” under the Intercreditor Agreement, to the Additional Certificates held by the purchasing Additional Certificateholder and each other Additional Certificateholder of the same class, on the third Business Day following the expiration of such ten-day notice period, provided that (A) if prior to the end of such ten-day period any other Additional Certificateholder(s) of such class (other than each Airline, the Parent or any of their respective Affiliates) notifies such purchasing Additional Certificateholder that such other Additional Certificateholder(s) want(s) to participate in such purchase, then such other Additional Certificateholder(s) (other than each Airline, the Parent or any of their respective Affiliates) may join with the purchasing Additional Certificateholder to purchase all, but not less than all, of the Class A Certificates, the Class B Certificates and such senior Additional Certificates pro rata based on the Fractional Undivided Interest in the applicable Additional Trust held by each such Additional Certificateholder and (B) upon consummation of such purchase no Additional Certificateholder of such class shall have a right to purchase the Class A Certificates, the Class B Certificates and such senior Additional Certificates pursuant to this Section 6.01(a)(ii) during the continuance of such Certificate Buy-Out Event; and

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(iii) if any Refinancing Certificates are issued, each Refinancing Certificateholder shall have the same right (subject to the same terms and conditions) to purchase Certificates pursuant to this Section 6.01(a) (and to receive notice in connection therewith) as the Certificateholders of the Class that such Refinancing Certificates refinanced.

The purchase price with respect to the Class A Certificates shall be equal to the Pool Balance of the Class A Certificates, together with accrued and unpaid interest in respect thereof to the date of such purchase, and any other amounts then due and payable to the Class A Certificateholders under this Agreement, the Intercreditor Agreement, any Series A Equipment Note held as the property of the Class A Trust or the related Indenture and Participation Agreement or on or in respect of the Class A Certificates but without any Premium, provided, however, that if such purchase occurs after the Record Date relating to any Distribution Date, such purchase price shall be reduced by the amount to be distributed hereunder on such related Distribution Date (which deducted amounts shall remain distributable to, and may be retained by, the Class A Certificateholders as of such Record Date); provided, further, that no such purchase of Class A Certificates pursuant to this Section 6.01(a) shall be effective unless the purchaser(s) shall certify to the Trustee that contemporaneously with such purchase, such purchaser(s) is purchasing, pursuant to the terms of this Agreement, the Class B Trust Agreement, the applicable Additional Trust Agreement (if any) or the applicable Refinancing Trust Agreement (as the case may be), and the Intercreditor Agreement, all of the Class A Certificates, the Class B Certificates, and, if applicable, the Additional Certificates that rank senior, in priority of payment of “Expected Distributions” under the Intercreditor Agreement, to the Additional Certificates held by the purchasing Additional Certificateholder(s) and, if applicable, the Refinancing Certificates that are senior to the securities held by such purchaser(s). Each payment of the purchase price of the Class A Certificates referred to in the first sentence of this paragraph shall be made to an account or accounts designated by the Trustee and each such purchase shall be subject to the terms of this Section 6.01(a). Each Class A Certificateholder agrees by its acceptance of its Class A Certificate that it will, upon payment from such Class B Certificateholder(s), Additional Certificateholder(s) or Refinancing Certificateholder(s), as the case may be, of the purchase price set forth in the first sentence of this paragraph, forthwith sell, assign, transfer and convey to the purchaser(s) thereof (without recourse, representation or warranty of any kind except as to its own acts) all of the right, title, interest and obligation of such Class A Certificateholder in this Agreement, the Intercreditor Agreement, the Class A Liquidity Facility, the Note Documents and all Class A Certificates held by such Class A Certificateholder (excluding all right, title and interest under any of the foregoing to the extent such right, title or interest is with respect to an obligation not then due and payable as respects any action or inaction or state of affairs occurring prior to such sale) and the purchaser(s) shall assume all of such Class A Certificateholder’s obligations under this Agreement, the Intercreditor Agreement, the Class A Liquidity Facility, the Note Documents and all such Class A Certificates. The Class A Certificates will be deemed to be purchased on the date payment of the purchase price is made notwithstanding the failure of any Class A Certificateholder to deliver any Class A Certificate and, upon such a purchase, (i) the Class A Certificateholders shall have no further rights with respect to the Class A Certificates and (ii) if

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the purchaser(s) shall so request, each such Class A Certificateholder will comply with all the provisions of Section 3.04 of the Basic Agreement and the applicable provisions of this Trust Supplement to enable new Class A Certificates to be issued to the purchaser(s) in such denominations otherwise authorized under this Agreement as it shall request. All charges and expenses in connection with the issuance of any such new Class A Certificates shall be borne by the purchaser(s) thereof.

(b) This Section 6.01 supplements and, to the extent inconsistent with any provision of Section 6.01(d) of the Basic Agreement, replaces the provisions of Section 6.01(d) of the Basic Agreement. Notwithstanding anything to the contrary set forth herein or in any Operative Agreement, the provisions of this Section 6.01 may not be amended in any manner without the consent of each Class A Certificateholder, each Class B Certificateholder and each Additional Certificateholder (if any) or, as the case may be, each Refinancing Certificateholder (if any) (in each case, other than each Airline, the Parent or any of their respective Affiliates in its respective capacity as a Certificateholder) that would be adversely affected thereby; provided that the purchase price under Section 6.01(a) (as in effect on the date hereof) for any Certificate held by any Airline, the Parent or any of their respective Affiliates shall not be modified without the prior written consent of such Airline or the Parent, as applicable. For the avoidance of doubt, if a Certificate Buy-Out Event ceases to exist and another Certificate Buy-Out Event occurs and is continuing, the purchase rights set forth in this Section 6.01 shall be revived notwithstanding any exercise of such rights during the continuance of any preceding Certificate Buy-Out Event.

ARTICLE VII

THE TRUSTEE

Section 7.01 Delivery of Documents; Issuance Date. (a) The Trustee is hereby directed (i) to execute and deliver the Intercreditor Agreement on or prior to the date of the initial issuance of the Class A Certificates (the “Issuance Date”), in the form delivered to the Trustee by the Airlines, and (ii) subject to the terms thereof, to perform its obligations thereunder. Upon request of each Airline and the satisfaction or waiver of the closing conditions specified in the Certificate Purchase Agreement, the Trustee shall execute, deliver, authenticate, issue and sell Class A Certificates in authorized denominations equaling in the aggregate the amount set forth, with respect to the Class A Trust, in Schedule I to the Certificate Purchase Agreement evidencing the entire ownership interest in the Class A Trust, which amount equals the maximum aggregate principal amount of Series A Equipment Notes which may be purchased by the Trustee. Except as provided in Sections 3.03, 3.04, 3.05 and 3.06 of the Basic Agreement or Sections 4.03, 4.04 and 4.05 of this Trust Supplement, the Trustee shall not execute, authenticate or deliver Class A Certificates in excess of the aggregate amount specified in this paragraph. The provisions of this Section 7.01(a) supersede and replace the first three sentences of Section 2.02(a) of the Basic Agreement and the first sentence of Section 3.02(a) of the Basic Agreement, with respect to the Class A Trust.

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(a) On the Issuance Date, the Trustee shall enter into and perform its obligations under the Participation Agreement (the “Applicable Participation Agreement”) with respect to each Aircraft and cause such certificates, documents and legal opinions relating to the Trustee to be duly delivered as required by the Applicable Participation Agreement. Upon satisfaction of the conditions specified in the Applicable Participation Agreement, the Trustee shall purchase the applicable Series A Equipment Notes with the proceeds of the Class A Certificates on the Issuance Date. The purchase price of such Series A Equipment Notes shall equal the principal amount of such Series A Equipment Notes. The provisions of this Section 7.01(b) supersede and replace the provisions of Section 2.02 of the Basic Agreement with respect to the Class A Trust, and no provisions of the Basic Agreement relating to Postponed Notes Section 2.02 of the Basic Agreement shall apply to the Class A Trust.

(b) With respect to the Class A Trust, Section 4.01(b) of the Basic Agreement is superseded and replaced in its entirety with the following: “The Trustee shall establish and maintain on behalf of the Class A Certificateholders a Special Payments Account as one or more accounts, which shall be non-interest bearing except as provided in Section 4.04 of the Basic Agreement. The Trustee shall hold the Special Payments Account in trust for the benefit of the Class A Certificateholders and shall make or permit withdrawals therefrom only as provided in the Agreement or the Intercreditor Agreement. On each day when one or more Special Payments are made to the Trustee under the Intercreditor Agreement, the Trustee, upon receipt thereof, shall immediately deposit the aggregate amount of such Special Payments in the Special Payments Account.”

(c) With respect to the Class A Trust, the second sentence of Section 4.02(c) of the Basic Agreement shall be superseded and replaced in its entirety with the following sentence: “Subject to the provisions of the Intercreditor Agreement: (i) in the event of redemption or purchase of Series A Equipment Notes held in the Class A Trust, such notice shall be mailed (or, in the case of Global Certificates, sent electronically in accordance with DTC’s applicable procedures) not less than 15 days prior to the Special Distribution Date for the Special Payment resulting from such redemption or purchase, which Special Distribution Date shall be the date of such redemption or purchase; and (ii) in the case of any other Special Payments, such notice of Special Payment shall be mailed (or, in the case of Global Certificates, sent electronically in accordance with DTC’s applicable procedures) as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment and shall state the Special Distribution Date for such Special Payment, which shall occur 15 days after the date of such notice of Special Payment or (if such 15th day is not practicable) as soon as practicable thereafter.”

(d) With respect to the Class A Trust, clause (ii) of the third sentence of Section 4.02(c) of the Basic Agreement shall be amended by deleting in its entirety the parenthetical phrase “(taking into account any payment to be made by the Responsible Party pursuant to Section 2.02(b)).”

Section 7.02 [Reserved]

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Section 7.03 The Trustee. (a) Subject to Section 7.04 of this Trust Supplement and Section 7.15 of the Basic Agreement, the Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Trust Supplement, any Guarantee or the Intercreditor Agreement or the due execution hereof or thereof by either Airline or the other parties thereto (other than the Trustee), or for or in respect of the recitals and statements contained herein or therein, all of which recitals and statements are made solely by such Airline or the other parties thereto (other than the Trustee), except that the Trustee hereby represents and warrants that each of this Trust Supplement, the Basic Agreement, each Class A Certificate and the Intercreditor Agreement has been executed and delivered by one of its officers who is duly authorized to execute and deliver such document on its behalf.

(a) The Trustee shall at all times be a bank or trust company, organized and doing business under the laws of the United States or any state thereof, a substantial part of the business of which consists of (i) receiving deposits and making loans or (ii) exercising fiduciary powers similar to those permitted to national banks by the Comptroller of the Currency, and which is subject to supervision and examination by state or federal authority having supervision over banking institutions.

Section 7.04 Representations and Warranties of the Trustee. The Trustee hereby represents and warrants that:

(a) the Trustee has full power, authority and legal right to execute, deliver and perform this Trust Supplement, the Intercreditor Agreement, the Class A Certificates and the Note Documents to which it is or is to become a party and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Supplement, the Intercreditor Agreement, the Class A Certificates and the Note Documents to which it is or is to become a party;

(b) the execution, delivery and performance by the Trustee of this Trust Supplement, the Intercreditor Agreement, the Class A Certificates and the Note Documents to which it is or is to become a party (i) will not violate any provision of any United States federal law or the law of the state of the United States where it is located governing the banking and trust powers of the Trustee or any order, writ, judgment, or decree of any court, arbitrator or governmental authority applicable to the Trustee or any of its assets, (ii) will not violate any provision of the articles of incorporation or by-laws of the Trustee, and (iii) will not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of, any lien on any properties included in the Trust Property pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have an adverse effect on the Trustee’s performance or ability to perform its duties hereunder or thereunder or on the transactions contemplated herein or therein;

(c) the execution, delivery and performance by the Trustee of this Trust Supplement, the Intercreditor Agreement, the Class A Certificates and the Note Documents to which it is or is to become a party will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency of the United States or the state of the United States where it is located regulating the banking and corporate trust activities of the Trustee; and

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(d) this Trust Supplement, the Intercreditor Agreement, the Class A Certificates and the Note Documents to which it is or is to become a party have been, or will be, as applicable, duly executed and delivered by the Trustee and constitute, or will constitute, as applicable, the legal, valid and binding agreements of the Trustee, enforceable against it in accordance with their respective terms; provided, however, that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (ii) general principles of equity.

Section 7.05 Trustee Liens. The Trustee in its individual capacity agrees, in addition to the agreements contained in Section 7.17 of the Basic Agreement, that it will at its own cost and expense promptly take any action as may be necessary to duly discharge and satisfy in full any Trustee’s Liens on or with respect to the Trust Property which are attributable to the Trustee in its individual capacity and which are unrelated to the transactions contemplated by the Intercreditor Agreement.

ARTICLE VIII

ADDITIONAL AMENDMENT; SUPPLEMENTAL AGREEMENTS

Section 8.01 Amendment of Sections 5.02 and 6.07 of the Basic Agreement. (a) Section 5.02 of the Basic Agreement shall be amended, with respect to the Class A Trust, by (i) replacing the phrase “of this Agreement” set forth in paragraph (a) thereof with the phrase “of the Note Documents and of this Agreement”, (ii) replacing the phrase “under this Agreement” set forth in paragraph (b) thereof with the phrase “under this Agreement and any Note Document” and (iii) deleting the phrase “and an Opinion of Counsel of such Airline” in paragraph (c) thereof.

(b) Section 6.07 of the Basic Agreement shall be amended and restated in its entirety with respect to the Class A Trust to read as follows:

“Section 6.07. Certificateholders May Not Bring Suit Except Under Certain Conditions.

A Certificateholder of any series shall not have the right to institute any suit, action or proceeding at law or in equity or otherwise with respect to this Agreement, the related Trust Supplement or the Certificates or otherwise, or for the appointment of a receiver or for the enforcement of any other remedy under this Agreement, the related Trust Supplement or the Certificates or otherwise, unless:

(1)	such Certificateholder previously shall have given written notice to the Trustee of a continuing Event of Default;

(2)

Certificateholders holding Certificates of such series evidencing Fractional Undivided Interests aggregating not less than 25% of the related Trust shall have requested the Trustee in writing to institute such suit, action or proceeding and shall have offered to the Trustee indemnity as provided in Section 7.03(e);

27	Trust Supplement No. 2020-1A Alaska Air Aircraft EETC

(3)	the Trustee shall have refused or neglected to institute any such suit, action or proceeding for 60 days after receipt of such notice, request and offer of indemnity; and

(4)

no Direction inconsistent with such written request shall have been given to the Trustee during such 60-day period by either Certificateholders holding Certificates of such series evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the related Trust or the Controlling Party under the related Intercreditor Agreement.

Except to the extent provided in any applicable Intercreditor Agreement or in any applicable Trust Supplement, it is understood and intended that no one or more of the Certificateholders of any series shall have any right in any manner whatsoever hereunder or under the related Trust Supplement or under the Certificates of such series to (i) surrender, impair, waive, affect, disturb or prejudice any property in the Trust Property of the related Trust, or the lien of any related Indenture on any property subject thereto, or the rights of the Certificateholders of such series or the holders of the related Equipment Notes, (ii) obtain or seek to obtain priority over or preference with respect to any other such Certificateholder of such series or (iii) enforce any right under this Agreement, the related Trust Supplement or under the Certificates of such series, except in the manner provided in this Agreement and for the equal, ratable and common benefit of all the Certificateholders of such series.”

Section 8.02 Supplemental Agreements Without Consent of Class A Certificateholders. Without limitation of Section 9.01 of the Basic Agreement, (i) (a) clauses (2) and (3) of such Section 9.01 shall also be deemed to include the Airlines’ obligations under (in the case of clause (2)), and such Airlines’ rights and powers conferred by (in the case of clause (3)), any Participation Agreement or any Guarantee, (b) references in clauses (4) and (5) of such Section 9.01 to “any Intercreditor Agreement, any Note Purchase Agreement, any Liquidity Facility, any Intercompany Guarantee or any Parent Guarantee” shall be deemed to refer to “the Intercreditor Agreement, the Class A Liquidity Facility, any Participation Agreement or any Guarantee”, (c) references to “any Intercreditor Agreement, any Liquidity Facility, any Intercompany Guarantee or any Parent Guarantee” in clause (7) of such Section 9.01 shall be deemed to refer to “the Intercreditor Agreement, the Class A Liquidity Facility, any Participation Agreement or any Guarantee” and (d) references to “any Intercreditor Agreement, any Note Purchase Agreement, any Indenture, any Liquidity Facility, any Intercompany Guarantee or any Parent Guarantee” and to “any Intercreditor Agreement, any Liquidity Facility, any Intercompany Guarantee or any Parent Guarantee” in clause (8) of such Section 9.01 shall be deemed to refer to “the Intercreditor Agreement, any Indenture, the Class A Liquidity Facility, any Participation Agreement or any Guarantee”, (ii) under the terms of, and subject to the limitations contained in, Section 9.01 of the Basic Agreement, the Airline may (but will not be required to), and the Trustee (subject to Section 9.03 of the Basic Agreement) shall, at the request of any Airline at any time and from time to time, enter into one or more agreements supplemental to any Operative Agreement to provide for the formation of one or more

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Additional Trusts in existence at any one time, the issuance of one or more Classes of Additional Certificates from time to time, the purchase by any Additional Trust of applicable Additional Equipment Notes and other matters incidental thereto or otherwise contemplated by Section 2.01(b) of the Basic Agreement, all as provided in Section 8.01(d) of the Intercreditor Agreement and (iii) under the terms of, and subject to the limitations contained in, Section 9.01 of the Basic Agreement, each Airline may (but will not be required to), and the Trustee (subject to Section 9.03 of the Basic Agreement) shall, at the request of such Airline at any time and from time to time, enter into one or more agreements supplemental to any Operative Agreement to provide for the formation of one or more Refinancing Trusts, the issuance of one or more Classes of Refinancing Certificates, the purchase by any Refinancing Trust of applicable Refinancing Equipment Notes and other matters incidental thereto or as otherwise contemplated by Section 2.01(b) of the Basic Agreement, all as provided in Section 8.01(c) of the Intercreditor Agreement. In addition, the following provisions of Section 9.01 of the Basic Agreement shall be amended, with respect to the Class A Trust, as follows: (A) Section 9.01(6) of the Basic Agreement shall be amended by inserting the phrase “(or to facilitate any listing of any Certificates on any exchange or quotation system) or any requirement of DTC or like depositary,” after the phrase “any exchange or quotation system on which the Certificates of any series are listed” but before the phrase “or of any regulatory body”; (B) Section 9.01(7) of the Basic Agreement shall be amended by inserting the phrase “to establish or” after the phrase “to such extent as shall be necessary” but before the phrase “to continue”; and (C) Section 9.01(8) of the Basic Agreement shall be amended by inserting the phrase “, or to evidence the substitution of a Liquidity Provider with a Replacement Liquidity Provider or to provide for a Replacement Liquidity Facility (and if such Replacement Liquidity Facility is to be comprised of more than one instrument, to incorporate appropriate provisions for multiple instruments for such Replacement Liquidity Facility for a single pass through trust), all as provided in any Intercreditor Agreement”, after the phrase “one or more Trusts” but before the phrase “and to add to or change”.

Section 8.03 Supplemental Agreements with Consent of Class A Certificateholders. Without limitation of Section 9.02 of the Basic Agreement, the provisions of Section 9.02 of the Basic Agreement shall apply to agreements or amendments for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Class A Liquidity Facility or any Guarantee or modifying in any manner the rights and obligations of the Class A Certificateholders under the Class A Liquidity Facility or any Guarantee.

Section 8.04 Consent of Holders of Certificates Issued under Other Trusts. Notwithstanding any provision in Section 8.02 or Section 8.03 of this Trust Supplement to the contrary, no amendment or modification of Section 6.01 of this Trust Supplement shall be effective unless the trustee of each Class of Certificates affected by such amendment or modification shall have consented thereto.

Section 8.05 Amendment of Section 3.04 of the Basic Agreement. Sections 4.04 and 4.05 of this Trust Supplement supersede and replace Section 3.04 of the Basic Trust Agreement with respect to the Class A Trust.

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ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.01 Final Termination Date. The respective obligations and responsibilities of the Airlines and the Trustee created hereby and the Class A Trust created hereby shall terminate upon the distribution to all Class A Certificateholders and the Trustee of all amounts required to be distributed to them pursuant to this Agreement and the disposition of all property held as part of the Trust Property; provided, however, that in no event shall the Trust created hereby continue beyond one hundred ten (110) years following the date of execution of this Trust Supplement.

Section 9.02 Basic Agreement Ratified. Except and so far as herein expressly provided, all of the provisions, terms and conditions of the Basic Agreement are in all respects ratified and confirmed; and the Basic Agreement and this Trust Supplement shall be taken, read and construed as one and the same instrument. To the extent that any provisions of the Basic Agreement are superseded by any provisions of this Trust Supplement, any reference to such provisions of the Basic Agreement herein or in the Basic Agreement shall be deemed to be references to such provisions of this Trust Supplement.

Section 9.03 Governing Law. THIS AGREEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND THIS AGREEMENT AND THE CLASS A CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

Section 9.04 Counterparts. This Trust Supplement may be executed in any number of counterparts (and no party shall be required to execute the same counterpart). Each counterpart of this Trust Supplement including a signature page or pages executed by each of the parties hereto shall be an original counterpart of this Trust Supplement, but all of such counterparts together constitute one instrument. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.

Section 9.05 Intention of Parties. The parties hereto intend that the Class A Trust be classified for United States federal income tax purposes as a grantor trust under Subpart E, Part I, Subchapter J, Chapter 1 of Subtitle A of the Code, and not as a trust or association taxable as a corporation or as a partnership. Each Certificateholder of, and each Person acquiring a beneficial interest in, a Class A Certificate, by its acceptance of its Class A Certificate or a beneficial interest therein, agrees to treat the Class A Trust as a grantor trust for all United States federal, state and local income tax purposes. The Trustee shall not be authorized or empowered to do anything that would cause the Class A Trust to fail to qualify as a grantor trust for such tax purposes (including as subject to this restriction, acquiring any Aircraft by bidding the Equipment Notes relating thereto or otherwise, or taking any action with respect to any such Aircraft once acquired).

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Section 9.06 Submission to Jurisdiction. Each of the parties hereto, to the extent it may do so under applicable law, for purposes hereof and of all other Operative Agreements hereby (i) irrevocably submits itself to the non-exclusive jurisdiction of the courts of the State of New York sitting in the City of New York and to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement, the subject matter hereof or any of the transactions contemplated hereby brought by any party or parties hereto or thereto, or their successors or permitted assigns, (ii) waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof or any of the transactions contemplated hereby may not be enforced in or by such courts, (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to each party hereto at its address set forth in Section 12.04 of the Basic Agreement, or at such other address of which the other parties shall have been notified pursuant thereto; and (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

Section 9.07 Normal Commercial Relations. Anything contained in this Agreement to the contrary notwithstanding, the Trustee and any Class A Certificateholder, or any bank or other affiliate of any such party, may conduct any banking or other financial transactions, and have banking and other commercial relationships, with the Airlines fully to the same extent as if this Agreement were not in effect, including without limitation the making of loans or other extensions of credit to the Airlines for any purpose whatsoever, whether related to any of the transactions contemplated hereby or otherwise.

Section 9.08 Successor and Assigns. All covenants, agreements, representations and warranties in this Agreement by the Trustee and the Airlines shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not. Any request, notice, direction, consent, waiver or other instrument or action by any Class A Certificateholder shall bind the successors and assigns of such Class A Certificateholder.

Section 9.09 No Recourse against Others. No past, present or future director, officer, employee, agent, member, manager, trustee or stockholder, as such, of any Airline, the Parent or any successor Person shall have any liability for any obligations of such Airline, the Parent or any successor Person, either directly or through such Airline, the Parent or any successor Person, under the Class A Certificates, this Agreement or any Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation, whether by virtue of any rule of law, statute or constitutional provision of by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. By accepting a Class A Certificate, each Class A Certificateholder agrees to the provisions of this Section 9.08 and waives and releases all such liability. Such waiver and release shall be part of the consideration for the issue of the Class A Certificates.

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Section 9.10 Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Trustee is required to obtain, verify and record information that identifies its clients, including the Airlines, which information may include the name and address of its clients, as well as other information that will allow the Trustee to properly identify its clients. Each party to this Trust Supplement agrees for itself that it will provide the Trustee with such information relating to such party as it may reasonably request in order for the Trustee to satisfy the requirements of the USA Patriot Act.

[Remainder of Page Intentionally Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have caused this Trust Supplement to be duly executed by their respective officers thereto duly authorized as of the date first written above.

ALASKA AIRLINES, INC.

By:	/s/ Nathaniel Pieper
	Name:	Nathaniel Pieper
	Title:	Senior Vice President, Fleet, Finance and Alliances, and Treasurer

HORIZON AIR INDUSTRIES, INC.

By:	/s/ Nathaniel Pieper
	Name:	Nathaniel Pieper
	Title:	Treasurer

[Signature Page to Trust Supplement 2020-1A]

U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee

By:	/s/ Richard Krupske
	Name:	Richard Krupske
	Title:	Assistant Vice President

[Signature Page to Trust Supplement 2020-1A]

EXHIBIT A to

TRUST SUPPLEMENT NO. 2020-1A

FORM OF CERTIFICATE

[THIS CERTIFICATE IS SUBJECT TO TRANSFER RESTRICTIONS. THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OF AMERICA OR ANY OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED, PLEDGED, SOLD OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION OR ACCEPTANCE HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS [IN THE CASE OF RULE 144A CERTIFICATES: A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT(“RULE 144A”))] [IN THE CASE OF REGULATION S CERTIFICATES: NOT A “U.S. PERSON” (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”) NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS CERTIFICATE IN AN “OFFSHORE TRANSACTION” (AS DEFINED IN REGULATION S) IN ACCORDANCE WITH REGULATION S]; (2) AGREES THAT IT WILL NOT, PRIOR TO THE DATE THAT IS [IN THE CASE OF RULE 144A CERTIFICATES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH EITHER OF THE ISSUERS OR ANY AFFILIATE OF EITHER ISSUER WAS THE OWNER OF THIS CERTIFICATE (OR ANY PREDECESSOR OF SUCH CERTIFICATE)] [IN THE CASE OF REGULATION S CERTIFICATES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS CERTIFICATE (OR ANY PREDECESSOR OF SUCH CERTIFICATE) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S) IN RELIANCE ON REGULATION S] OFFER, PLEDGE, RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE EXCEPT (I)(A) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (B) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE); (C) PURSUANT TO OFFERS AND SALES TO PERSONS OTHER THAN U.S. PERSONS (AS DEFINED IN REGULATION S) THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S; (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER) OR (E) TO ALASKA AIRLINES, INC., HORIZON AIR INDUSTRIES, INC., ALASKA AIR GROUP, INC. OR ANY AFFILIATE THEREOF; AND (II) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OF AMERICA AND OTHER APPLICABLE JURISDICTIONS; (3) AGREES THAT PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT

Trust Supplement No. 2020-1A Alaska Air Aircraft EETC

TO CLAUSES 2(I)(A), (C) OR (D) ABOVE), IT WILL FURNISH TO THE TRUSTEE, ALASKA AIRLINES, INC., HORIZON AIR INDUSTRIES, INC. AND ALASKA AIR GROUP, INC. SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS ANY OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE IN COMPLIANCE WITH THE FOREGOING CLAUSE (2) AND PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS CERTIFICATE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS CERTIFICATE PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE CERTIFICATES UNDER [RULE 144] [REGULATION S] (OR ANY SUCCESSOR PROVISION), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER UPON THE EARLIER OF THE TRANSFER OF THE CERTIFICATE PURSUANT TO CLAUSE 2(I)(C) ABOVE OR UPON ANY TRANSFER OF THE CERTIFICATES UNDER [RULE 144][REGULATION S] (OR ANY SUCCESSOR PROVISION). TRUST SUPPLEMENT NO. 2020-1A TO THE PASS THROUGH TRUST AGREEMENT CONTAINS A PROVISION REQUIRING THE REGISTRAR TO REFUSE TO REGISTER ANY TRANSFER OF THIS CERTIFICATE IN VIOLATION OF THE FOREGOING RESTRICTIONS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

BY ITS ACQUISITION OR ACCEPTANCE HEREOF, THE HOLDER (A) REPRESENTS AND WARRANTS TO ALASKA AIRLINES, INC., HORIZON AIR INDUSTRIES, INC., ALASKA AIR GROUP, INC., THE LOAN TRUSTEE AND THE TRUSTEE THAT EITHER (1) NO ASSETS OF A PLAN OR ANY TRUST

[1]

To be included on the face of each Global Certificate and each Definitive Certificate issued in exchange for beneficial interests in a Global Certificate that is required to bear pursuant to this Trust Supplement a Restricted Legend

[2]	This legend to appear on Book-Entry Certificates to be deposited with The Depository Trust Company.

ESTABLISHED WITH RESPECT TO A PLAN HAVE BEEN USED TO PURCHASE OR HOLD THIS CERTIFICATE OR AN INTEREST HEREIN OR (2) THE PURCHASE AND HOLDING OF THIS CERTIFICATE OR INTEREST HEREIN BY SUCH A PERSON ARE EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA AND THE CODE OR PROVISIONS OF SIMILAR LAW PURSUANT TO ONE OR MORE PROHIBITED TRANSACTION STATUTORY OR ADMINISTRATIVE EXEMPTIONS OR SIMILAR EXEMPTIONS UNDER SIMILAR LAW, AND (B) DIRECTS THE TRUSTEE TO INVEST IN THE ASSETS HELD IN THE CLASS A TRUST PURSUANT TO THE TERMS AND CONDITIONS DESCRIBED IN THE OFFERING MEMORANDUM RELATED THERETO.

FURTHER, BY ITS ACQUISITION OR ACCEPTANCE HEREOF, A HOLDER WHO IS AN ERISA PLAN REPRESENTS AND WARRANTS (I) NONE OF ALASKA AIRLINES, INC., HORIZON AIR INDUSTRIES, INC., ALASKA AIR GROUP, INC., THE INITIAL PURCHASERS OR ANY OF THEIR RESPECTIVE AFFILIATES OR OTHER PERSONS THAT PROVIDE MARKETING SERVICES, NOR ANY OF THEIR AFFILIATES, HAS PROVIDED, AND NONE OF THEM WILL PROVIDE, ANY INVESTMENT RECOMMENDATION OR INVESTMENT ADVICE ON WHICH IT, OR ANY FIDUCIARY OR OTHER PERSON INVESTING THE ASSETS OF THE BENEFIT PLAN INVESTOR (“PLAN FIDUCIARY”), HAS RELIED OR WILL RELY AS A PRIMARY BASIS IN CONNECTION WITH ITS DECISION TO INVEST IN THIS CERTIFICATE, AND THEY ARE NOT OTHERWISE ACTING AS A FIDUCIARY, AS DEFINED IN SECTION 3(21) OF ERISA OR SECTION 4975(E)(3) OF THE CODE, TO THE BENEFIT PLAN INVESTOR OR THE PLAN FIDUCIARY IN CONNECTION WITH THE BENEFIT PLAN INVESTOR’S ACQUISITION OF THIS CERTIFICATE; AND (II) THE PLAN FIDUCIARY IS EXERCISING ITS OWN INDEPENDENT JUDGMENT IN EVALUATING THE INVESTMENT IN THIS CERTIFICATE.

CERTAIN TERMS USED IN THE FOREGOING PARAGRAPHS SHALL HAVE THE MEANINGS SPECIFIED IN THE AGREEMENT.

[GLOBAL CERTIFICATE]1

ALASKA AIR PASS THROUGH TRUST 2020-1A

ALASKA AIR PASS THROUGH CERTIFICATE, SERIES 2020-1A

Final Expected Regular Distribution Date: August 15, 2027

evidencing a fractional undivided interest in the Trust, the property of which includes or will include, among other things, certain Equipment Notes each secured by an Aircraft owned by Alaska Airlines, Inc. or Horizon Air Industries, Inc., as applicable

Certificate No. ____	$ ____________ Fractional Undivided Interest representing ___% of the Trust per $1,000 face amount	CUSIP No. 01166V AA7[2] U01154 AA8[3] ISIN No. US01166VAA70[4] USU01154AA86[5]

THIS CERTIFIES THAT __________ , for value received, is the registered owner of a $_________ (__________ dollars) Fractional Undivided Interest (or such lesser amounts as shall be the aggregate outstanding face amount hereof as set forth in the records of the Trustee) in the Alaska Air Pass Through Trust 2020-1A (the “Trust”) created by U.S. Bank Trust National Association, as trustee (together with any successor in interest and any successor or other trustee appointed pursuant to the Trust Supplement referred to below, the “Trustee”) under a Pass Through Trust Agreement, dated as of July 2, 2020 (the “Basic Agreement”), between U.S. Bank Trust National Association, a national banking association, Alaska Airlines, Inc., an Alaska corporation (together with any successor in interest pursuant to Section 5.02 of the Basic Agreement, “Alaska Airlines”) and Horizon Air Industries, Inc., a Washington corporation (together with any successor in interest pursuant to Section 5.02 of the Basic Agreement, “Horizon” and, together with Alaska Airlines, the “Airlines”, and each, an “Airline”), as supplemented by Trust Supplement No. 2020-1A thereto, dated as of July 2, 2020 (collectively with the Basic Agreement, and as may be amended from time to time, the “Agreement”), between the Trustee and the Airlines, a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as “Alaska Air Pass Through Certificates, Series 2020-1A” (herein called the “Certificates”). This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement. By virtue of its acceptance hereof, the Certificateholder of this Certificate assents to and agrees to be bound by all of the provisions of the Agreement and the Intercreditor Agreement, including the subordination provisions of Section 9.09 of the Intercreditor Agreement. The Trust Property is

[1]	To be included on the face of each Global Certificate.
[2]	To be included for restricted Global Certificates.
[3]	To be included for Regulation S Global Certificates.
[4]	To be included for restricted Global Certificates.
[5]	To be included for Regulation S Global Certificates.

Trust Supplement No. 2020-1A Alaska Air Aircraft EETC

expected to include certain Equipment Notes, each Guarantee with respect to any such Equipment Notes and includes all rights of the Trust and the Trustee, on behalf of the Trust, to receive any payments under the Intercreditor Agreement, the Class A Liquidity Facility and the Guarantees. Each issue of the Equipment Notes will be secured by, among other things, a security interest in the Aircraft owned by the applicable Airline issuing such Equipment Note.

The Certificates represent Fractional Undivided Interests in the Trust and the Trust Property, and will have no rights, benefits or interest in respect of any other separate trust established pursuant to the terms of the Basic Agreement for any other series of certificates issued pursuant thereto.

Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, from funds then available to the Trustee, there will be distributed on each February 15 and each August 15 (each, a “Regular Distribution Date”), commencing on February 15, 2021, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the applicable Regular Distribution Date, an amount in respect of the Scheduled Payments on the Series A Equipment Notes due on such Regular Distribution Date, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, in the event that Special Payments on the Series A Equipment Notes are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the applicable Special Distribution Date, an amount in respect of such Special Payments on the Series A Equipment Notes, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. If a Regular Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day and no interest shall accrue during the intervening period. The Trustee shall mail (or, in the case of Global Certificates, send electronically in accordance with DTC’s applicable procedures) notice of each Special Payment and the Special Distribution Date therefor to the Certificateholder of this Certificate.

Distributions on this Certificate will be made by the Trustee by check mailed to the Person entitled thereto, without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of a Clearing Agency (or its nominee), such distributions shall be made by wire transfer. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed (or, in the case of Global Certificates, sent electronically in accordance with DTC’s applicable procedures) by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.

The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Airlines, the Parent, the Trustee, the Subordination Agent, any Loan Trustee or any Affiliate of any thereof. The Certificates are limited in right of payment,

Trust Supplement No. 2020-1A Alaska Air Aircraft EETC

all as more specifically set forth on the face hereof and in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Certificateholder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for any payment or distribution to such Certificateholder pursuant to the terms of the Agreement and that it will not have any recourse to the Airlines, the Parent, the Trustee, the Loan Trustees or any Affiliate of any thereof except as otherwise expressly provided in the Agreement, in any Note Document or in the Intercreditor Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of either Airline, the Parent and the rights of the Certificateholders under the Agreement, at any time by the Parent, either Airline and the Trustee with the consent of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust. Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Certificates.

As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Registrar, or by any successor Registrar, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar, duly executed by the Certificateholder hereof or such Certificateholder’s attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $2,000 Fractional Undivided Interest (or such other denomination that is the lowest integral multiple of $1,000 that is, at the time of issuance, equal to at least 1,000 euros) and integral multiples of $1,000 in excess thereof except that one Certificate may be issued in a different denomination. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust, as requested by the Certificateholder surrendering the same.

Trust Supplement No. 2020-1A Alaska Air Aircraft EETC

No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

The Airlines, the Parent, the Trustee, the Registrar and any Paying Agent shall deem and treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Airlines, the Parent, the Trustee, the Registrar or any such agent shall be affected by any notice to the contrary.

Each Certificateholder and Person with a beneficial interest herein, by its acceptance of this Certificate or such interest, agrees to treat the Trust as a grantor trust for all U.S. federal, state and local income tax purposes.

The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.

Any Person acquiring or accepting this Certificate or an interest herein will, by such acquisition or acceptance, be deemed to (a) represent and warrant to the Airlines, the Parent, the Loan Trustees and the Trustee that either: (i) no assets of a Plan or any trust established with respect to a Plan have been used to purchase or hold this Certificate or an interest herein or (ii) the purchase and holding of this Certificate or interest herein by such Person are exempt from the prohibited transaction restrictions of ERISA and the Code or provisions of Similar Law pursuant to one or more prohibited transaction statutory or administrative exemptions or similar exemptions under Similar Law; and (b) direct the Trustee to invest the assets held in the Trust pursuant to, and take all other actions contemplated by, the terms and conditions of the Agreement, the Intercreditor Agreement, each Participation Agreement and the Guarantees.

THIS CERTIFICATE AND THE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

Trust Supplement No. 2020-1A Alaska Air Aircraft EETC

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

ALASKA AIR PASS THROUGH TRUST 2020-1A

By:	U.S. BANK TRUST NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title:

Trust Supplement No. 2020-1A Alaska Air Aircraft EETC

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee

By:
Authorized Officer

Trust Supplement No. 2020-1A Alaska Air Aircraft EETC

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto _____________ (the “Transferee”)

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Certificate and all rights thereunder, hereby irrevocably constituting and appointing _______________________ attorney to transfer said Certificate on the books of the Trustee with full power of substitution in the premises (the “Transfer”).

In accordance with Section 4.04(a) of the Agreement, in connection with any transfer of this Certificate occurring prior to the date that is the end of the restricted period referred to in Rule 144 under the Securities Act of 1933 as amended (“the Securities Act”) or Regulation S under the Securities Act, as applicable, the undersigned transferor (the “Transferor”) confirms that without utilizing any general solicitation or general advertising that:

[Check One]

☐ Item 1. Check if Transferee will take delivery of a beneficial interest in the Global Certificate or a Definitive Certificate pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act, and, accordingly, the Transferor hereby further certifies that the beneficial interest or the Certificate is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Certificate for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Trust Supplement, the transferred beneficial interest or Certificate will be subject to the restrictions on transfer enumerated in the Restricted Legend printed on the Global Certificate and/or the Definitive Certificate and in the Trust Supplement and the Securities Act.

☐ Item 2. Check if Transferee will take delivery of a beneficial interest in the Global Certificate or a Definitive Certificate pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither

Trust Supplement No. 2020-1A Alaska Air Aircraft EETC

such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Trust Supplement, the transferred beneficial interest or Definitive Certificate will be subject to the restrictions on Transfer enumerated in the Restricted Legend printed on the Global Certificate or the Definitive Certificate and in the Trust Supplement and the Securities Act.

☐ Item 3. Check and complete if Transferee will take delivery of a beneficial interest in the Global Certificate or Definitive Certificate pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in the Global Certificate and Definitive Certificate and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ☐ such Transfer is being effected to the Company or an affiliate thereof.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Certificate in the name of any Person other than the Transferor unless and until the conditions to any such transfer of registration set forth herein and in Section 4.04 of the Trust Supplement shall have been satisfied.

Date: _____________
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

SIGNATURE GUARANTEE:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Trust Supplement No. 2020-1A Alaska Air Aircraft EETC

EXHIBIT B to

TRUST SUPPLEMENT NO. 2020-1A

DTC LETTER OF REPRESENTATIONS

Trust Supplement No. 2020-1A Alaska Air Aircraft EETC

The Depository Trust Company

A subsidiary of the Depository Trust & Clearing Corporation

ISSUER LETTER OF REPRESENTATIONS

(To be completed by Issuer and Co-Issuer(s), if applicable)

Alaska Air Pass Through Trust 2020-1A

(Name of Issuer and Co-Issuer(s), if applicable)

4.800% Alaska Air Pass Through Certificates, Series 2020-1A

(Security Description, Including series designation if applicable)

144A CUSIP: 01166V AA7

Reg S CUSIP: U01154 AA8

(CUSIP Number(s) of the Securities)

        [•], 2020

(Date)

The Depository Trust Company

18301 Bermuda Green Drive

Tampa, FL 33647

Attention: Underwriting Department

Ladies and Gentlemen:

This letter sets forth our understanding with respect to the Securities represented by the CUSIP number(s) referenced above (the “Securities”). Issuer requests that The Depository Trust Company (“DTC”) accept the Securities as eligible for deposit at DTC.

Issuer is: (Note: Issuer must represent one and cross out the other.)

[                ] [formed under the laws of] Delaware

The DTC Clearing Participant [•]                             will distribute the Securities through DTC.

To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with DTC’s Rules with respect to the Securities, Issuer represents to DTC that Issuer will comply with the requirements stated in DTC’s Operational Arrangements, as they may be amended from time to time.

ILOR 06-2013

Very truly yours,
Note:
Schedule A contains statements that DTC believes accurately describe DTC, the method of effecting book-entry transfers of securities distributed through DTC, and certain related matters.	Alaska Air Pass Through Trust 2020-1A By: [•], as Trustee
(Issuer)
By:
Authorized Officer

(Print Name)

(Street Address)

(City) (State) (Country) (Zip Code)

(Phone Number)

(E-mail Address)

ILOR 06-2013

SCHEDULE A

(To Issuer Letter of Representations)

SAMPLE OFFERING DOCUMENT LANGUAGE

DESCRIBING BOOK-ENTRY-ONLY ISSUANCE

(Prepared by DTC--bracketed material may be applicable only to certain issues)

1. The Depository Trust Company (“DTC”), New York, NY, will act as securities depository for the securities (the “Securities”). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered Security certificate will be issued for [each issue of] the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC. [If, however, the aggregate principal amount of [any] issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.]

2. DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DT CC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has a Standard & Poor’s rating of AA+. The DTC Rules applicable to its Participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com.

3. Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC’s records. The ownership interest of each actual purchaser of each Security (“Beneficial Owner “) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

SCHEDULE A

(To Issuer Letter of Representations)

4. To facilitate subsequent transfers, all Securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. [Beneficial Owners of Securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the Securities, such as redemptions, tenders, defaults, and proposed amendments to the Security documents. For example, Beneficial Owners of Securities may wish to ascertain that the nominee holding the Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.]

[6. Redemption notices shall be sent to DTC. If less than all of the Securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]

6. Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to Securities unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’ s consenting or voting rights to those Direct Participants to whose accounts Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

7. Redemption proceeds, distributions, and dividend payments on the Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’ s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from Issuer or Agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, Agent, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Issuer or Agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

ILOR 06-2013

SCHEDULE A

(To Issuer Letter of Representations)

[9. A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to [ Tender/Remarketing] Agent, and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant’s interest in the Securities, on DTC’s records, to [Tender/Remarketing] Agent. The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered Securities to [Tender/Remarketing] Agent’s DTC account.]

8. DTC may discontinue providing its services as depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor depository is not obtained, Security certificates are required to be printed and delivered.

9. Issuer may decide to discontinue use of the system of book-entry-only transfers through DT C (or a successor securities depository). In that event, Security certificates will be printed and delivered to DTC.

10. The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that Issuer believes to be reliable, but Issuer takes no responsibility for the accuracy thereof.

ILOR 06-2013

The Depository Trust Company

A subsidiary of the Depository Trust & Clearing Corporation

Representations for Rule 144A Securities

to be included in DTC Letter of Representations

Alaska Air Pass Through Trust 2020-1A

(Name of Issuer and Co-Issuer(s), if applicable)

4.800% Alaska Air Pass Through Certificates, Series 2020-1A

(Security Description, Including series designation if applicable)

01166V AA7

(CUSIP Number(s) of the Securities)

I. Issuer represents that at the time of initial registration in the name of DTC’s nominee, Cede & Co., the Securities were Legally or Contractually Restricted Securities,1 eligible for transfer under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and identified by a CUSIP or CINS identification number that was different from any CUSIP or CINS identification number assigned to any securities of the same class that were not Legally or Contractually Restricted Securities. Issuer shall ensure that a CUSIP or CINS identification number is obtained for all unrestricted securities of the same class that is different from any CUSIP or CINS identification number assigned to a Legally or Contractually Restricted Security of such class, and shall notify DTC promptly in the event that it is unable to do so. Issuer represents that it has agreed to comply with all applicable information requirements of Rule 144A.

II. Issuer and Agent2 acknowledge that, so long as Cede & Co. is a record owner of the Securities, Cede & Co. shall be entitled to all applicable voting rights and receive the full amount of all distributions payable with respect thereto. Issuer and Agent acknowledge that DTC shall treat any DTC Participant (“Participant”) having Securities credited to its DTC accounts as entitled to the full benefits of ownership of such Securities. Without limiting the generality of the preceding sentence, Issuer and Agent acknowledge that DTC shall treat any Participant having Securities credited to its DTC accounts as entitled to receive distributions (and voting rights, if any) in respect of the Securities, and to receive from DTC certificates evidencing Securities. Issuer and Agent recognize that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in the Securities with any of the provisions: (a) of Rule 144A; (b) of other exemptions from registration under the Securities Act or any other state or federal securities laws; or (c) of the offering documents.

Very truly yours,
Alaska Air Pass Through Trust 2020-1A By: [•], as Trustee
(Issuer)

By:
Authorized Officer

(Print Name)

[1]

A “Legally Restricted Security” is a security that is a restricted security, as defined in Rule 144(a)(3). A “Contractually Restricted Security” is a security that upon issuance and continually thereafter can only be sold pursuant to Regulation S under the Securities Act, Rule 144A, Rule 144, or in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4 of the Securities Act and not involving any public offering; provided, however, that once the security is sold pursuant to the provisions of Rule 144, including Rule 144(b)(I), it will thereby cease to be a “Contractually Restricted Security.” For purposes of this definition, in order for a depositary receipt to be considered a “Legally or Contractually Restricted Security,” the underlying security must also be a “Legally or Contractually Restricted Security.”

[2]	“Agent” shall be defined as Depositary, Trustee, Trust Company, Transfer Agent or Paying Agent as such definition applies in the DTC Letter of Representations to which this rider may be appended.

144A Rider 06-2013

Schedule A

(To Issuer Letter of Representations)

The Depository Trust Company

A subsidiary of the Depository Trust & Clearing Corporation

Representations for Rule 144A Securities

to be included in DTC Letter of Representations

(Additional Signature Page for use with Co-Issuers

Name of Issuer and Co-Issuer(s)

In signing this Representations for Rule 144A Securities rider dated as of _______________

Co-Issuer agrees to and shall be bound by all “Issuer” representations.

Co-Issuer, if applicable

By:
Authorized Officer’s Signature

(Print Name)
Date

144A Rider 06-2013

The Depository Trust Company

A subsidiary of the Depository Trust & Clearing Corporation

Representations for Regulation S Securities

to be included in DTC Letter of Representations

Alaska Air Pass Through Trust 2020-1A

(Name of Issuer and Co-Issuer(s), if applicable)

4.800% Alaska Air Pass Through Certificates, Series 2020-1A

(Security Description, Including series designation if applicable)

U01154 AA8

(CUSIP Number(s) of the Securities)

I. Issuer represents that at the time of initial registration in the name of DTC’s nominee, Cede & Co., the Securities were Legally or Contractually Restricted Securities,1 and were eligible for transfer under Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and identified by a CUSIP or CINS identification number that was different from any CUSIP or CINS identification number assigned to any securities of the same class that were not Legally or Contractually Restricted Securities. Issuer shall ensure that a CUSIP or CINS identification number is obtained for all unrestricted securities of the same class that is different from any CUSIP or CINS identification number assigned to a Legally or Contractually Restricted Security of such class, and shall notify DTC promptly in the event that it is unable to do so.

II. Issuer and Agent 2 acknowledge that, so long as Cede & Co. is a record owner of the Securities, Cede & Co. shall be entitled to all applicable voting rights and receive the full amount of all distributions payable with respect thereto. Issuer and Agent acknowledge that DTC shall treat any DTC Participant (“Participant”) having Securities credited to its DTC accounts as entitled to the full benefits of ownership of such Securities. Without limiting the generality of the preceding sentence, Issuer and Agent acknowledge that DTC shall treat any Participant having Securities credited to its DTC accounts as entitled to receive distributions (and voting rights, if any) in respect of the Securities, and to receive from DTC certificates evidencing Securities. Issuer and Agent recognize that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in the Securities with any of the provisions: (a) of Rule 144A; (b) of other exemptions from registration under the Securities Act or any other state or federal securities laws; or (c) of the offering documents.

Very truly yours,

Alaska Air Pass Through Trust 2020-1A By: [•], as Trustee
(Issuer)

By:
Authorized Officer

(Print Name)

1 A “Legally Restricted Security” is a security that is a restricted security, as defined in Rule 144(a)(3). A “Contractually Restricted Security” is a security that upon issuance and continually thereafter can only be sold pursuant to Regulation S under the Securities Act, Rule 144A, Rule 144, or in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4 of the Securities Act and not involving any public offering; provided, however, that once the security is sold pursuant to the provisions of Rule 144, including Rule 144(b)(I), it will thereby cease to be a “Contractually Restricted Security.” For purposes of this definition, in order for a depositary receipt to be considered a “Legally or Contractually Restricted Security,” the underlying security must also be a “Legally or Contractually Restricted Security.”

2 Agent shall be defined as Depositary, Trustee, Trust Company or Paying Agent as such definition applies in the DTC Letter of Representations to which this rider may be appended.

Regulation S Rider 09-2013

EXHIBIT C to

TRUST SUPPLEMENT NO. 2020-1A

FORM OF PARENT GUARANTEE

Trust Supplement No. 2020-1A Alaska Air Aircraft EETC

EXHIBIT D to

TRUST SUPPLEMENT NO. 2020-1A

FORM OF INTERCOMPANY GUARANTEE

Trust Supplement No. 2020-1A Alaska Air Aircraft EETC

SCHEDULE I to

TRUST SUPPLEMENT NO. 2020-1A

SERIES A EQUIPMENT NOTES,

PRINCIPAL AMOUNTS, MATURITIES AND AIRCRAFT

Airline	Initial Principal Amount of Series A Equipment Notes	Maturity	Aircraft	Aircraft Registration Number
Alaska Airlines	$11,675,000	August 15, 2027	Boeing 737-890	N568AS
Alaska Airlines	$13,452,000	August 15, 2027	Boeing 737-890	N566AS
Alaska Airlines	$11,493,000	August 15, 2027	Boeing 737-890	N569AS
Alaska Airlines	$11,383,000	August 15, 2027	Boeing 737-890	N570AS
Alaska Airlines	$8,815,000	August 15, 2027	Boeing 737-890	N577AS
Alaska Airlines	$8,949,000	August 15, 2027	Boeing 737-890	N579AS
Alaska Airlines	$8,942,000	August 15, 2027	Boeing 737-890	N581AS
Alaska Airlines	$11,563,000	August 15, 2027	Boeing 737-890	N583AS
Alaska Airlines	$9,317,000	August 15, 2027	Boeing 737-890	N584AS
Alaska Airlines	$11,636,000	August 15, 2027	Boeing 737-890	N585AS
Alaska Airlines	$9,609,000	August 15, 2027	Boeing 737-890	N586AS
Alaska Airlines	$9,794,000	August 15, 2027	Boeing 737-890	N587AS
Alaska Airlines	$9,632,000	August 15, 2027	Boeing 737-890	N588AS
Alaska Airlines	$11,779,000	August 15, 2027	Boeing 737-890	N589AS
Alaska Airlines	$12,819,000	August 15, 2027	Boeing 737-890	N590AS
Alaska Airlines	$10,094,000	August 15, 2027	Boeing 737-890	N594AS
Alaska Airlines	$10,192,000	August 15, 2027	Boeing 737-890	N596AS
Alaska Airlines	$10,186,000	August 15, 2027	Boeing 737-890	N597AS
Alaska Airlines	$10,199,000	August 15, 2027	Boeing 737-890	N508AS
Alaska Airlines	$10,963,000	August 15, 2027	Boeing 737-890	N518AS
Alaska Airlines	$11,023,000	August 15, 2027	Boeing 737-890	N519AS
Alaska Airlines	$10,757,000	August 15, 2027	Boeing 737-890	N520AS
Alaska Airlines	$11,115,000	August 15, 2027	Boeing 737-890	N524AS
Alaska Airlines	$11,080,000	August 15, 2027	Boeing 737-890	N525AS
Alaska Airlines	$11,068,000	August 15, 2027	Boeing 737-890	N526AS
Alaska Airlines	$12,094,000	August 15, 2027	Boeing 737-890	N532AS
Alaska Airlines	$21,434,000	August 15, 2027	Boeing 737-990ER	N494AS
Alaska Airlines	$23,403,000	August 15, 2027	Boeing 737-990ER	N273AK
Alaska Airlines	$23,664,000	August 15, 2027	Boeing 737-990ER	N275AK
Alaska Airlines	$23,797,000	August 15, 2027	Boeing 737-990ER	N277AK
Alaska Airlines	$24,186,000	August 15, 2027	Boeing 737-990ER	N282AK
Alaska Airlines	$24,319,000	August 15, 2027	Boeing 737-990ER	N283AK
Alaska Airlines	$24,319,000	August 15, 2027	Boeing 737-990ER	N284AK
Alaska Airlines	$25,004,000	August 15, 2027	Boeing 737-990ER	N288AK
Alaska Airlines	$25,288,000	August 15, 2027	Boeing 737-990ER	N290AK
Alaska Airlines	$25,427,000	August 15, 2027	Boeing 737-990ER	N292AK
Alaska Airlines	$25,566,000	August 15, 2027	Boeing 737-990ER	N293AK
Alaska Airlines	$25,706,000	August 15, 2027	Boeing 737-990ER	N294AK
Alaska Airlines	$25,845,000	August 15, 2027	Boeing 737-990ER	N296AK
Alaska Airlines	$26,274,000	August 15, 2027	Boeing 737-990ER	N298AK
Alaska Airlines	$26,274,000	August 15, 2027	Boeing 737-990ER	N214AK
Alaska Airlines	$26,419,000	August 15, 2027	Boeing 737-990ER	N215AK
Horizon Air	$13,987,000	August 15, 2027	Embraer E175 LR	N626QX
Horizon Air	$14,158,000	August 15, 2027	Embraer E175 LR	N627QX
Horizon Air	$14,150,000	August 15, 2027	Embraer E175 LR	N628QX

Trust Supplement No. 2020-1A Alaska Air Aircraft EETC

Horizon Air	$14,235,000	August 15, 2027	Embraer E175 LR	N629QX
Horizon Air	$14,233,000	August 15, 2027	Embraer E175 LR	N630QX
Horizon Air	$15,102,000	August 15, 2027	Embraer E175 LR	N631QX
Horizon Air	$15,140,000	August 15, 2027	Embraer E175 LR	N632QX
Horizon Air	$15,139,000	August 15, 2027	Embraer E175 LR	N633QX
Horizon Air	$15,303,000	August 15, 2027	Embraer E175 LR	N634QX
Horizon Air	$15,354,000	August 15, 2027	Embraer E175 LR	N635QX
Horizon Air	$15,641,000	August 15, 2027	Embraer E175 LR	N636QX
Horizon Air	$15,784,000	August 15, 2027	Embraer E175 LR	N637QX
Horizon Air	$15,794,000	August 15, 2027	Embraer E175 LR	N638QX
Horizon Air	$15,846,000	August 15, 2027	Embraer E175 LR	N639QX
Horizon Air	$15,849,000	August 15, 2027	Embraer E175 LR	N641QX
Horizon Air	$15,851,000	August 15, 2027	Embraer E175 LR	N642QX
Horizon Air	$15,857,000	August 15, 2027	Embraer E175 LR	N643QX
Horizon Air	$15,891,000	August 15, 2027	Embraer E175 LR	N644QX
Horizon Air	$15,904,000	August 15, 2027	Embraer E175 LR	N645QX

Trust Supplement No. 2019-1A

SCHEDULE II to

TRUST SUPPLEMENT NO. 2020-1A

NOTE DOCUMENTS

Participation Agreement

Indenture

Guarantees

For each of the aircraft listed in Schedule I.

Trust Supplement No. 2020-1A Alaska Air Aircraft EETC